Exhibit 7

Execution Version

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

MARGIN LOAN AGREEMENT

dated as of September 11, 2025

among

VikinG CAKE FUEL, LLC,

as Borrower,

VikinG CAKE FUEL II, LLC,

as Pledgor,

and

JPMORGAN CHASE BANK, N.A.

and the other Lenders, if any, which are or may become parties hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

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5.02	Negative Covenants	55

Article VI. EVENTS OF DEFAULT		57

6.01	Events of Default	57
6.02	Exercise of Remedies by Lenders.	60
6.03	VCF II Pledge.	60

Article VII. ADMINISTRATIVE AGENT		61

7.01	Appointment and Authority	61
7.02	Rights as a Lender	61
7.03	Exculpatory Provisions.	61
7.04	Reliance by Administrative Agent	62
7.05	Delegation of Duties	63
7.06	Resignation of Administrative Agent	63
7.07	Non-Reliance on Administrative Agent and Other Lenders	63
7.08	No Other Duties	64
7.09	Administrative Agent May File Proofs of Claim	64
7.10	Certain ERISA Matters	64
7.11	Erroneous Payments	65

Article VIII. MISCELLANEOUS		67

8.01	Amendments, Etc	67
8.02	Notices; Effectiveness; Electronic Communications.	68
8.03	No Waiver; Remedies	70
8.04	Costs and Expenses; Indemnification; Damage Waiver.	70
8.05	Payments Set Aside	72
8.06	Assignments and Participations.	72
8.07	Governing Law; Submission to Jurisdiction.	75
8.08	Severability	76
8.09	Counterparts; Integration; Effectiveness; Electronic Execution; Securities Contract.	76
8.10	Survival of Representations	77
8.11	Interest Rate Limitation	77
8.12	Confidentiality	77
8.13	No Advisory or Fiduciary Relationship	78
8.14	Right of Setoff.	79
8.15	Judgment Currency	79
8.16	Headings Descriptive	79
8.17	USA PATRIOT Act Notice	79
8.18	Entire Agreement	79
8.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	80
8.20	QFC Stay Rules.	80

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SCHEDULES

Schedule I Lender Information

EXHIBITS

Exhibit A - Form of Pledge Agreement

Exhibit B - Form of Control Agreement

Exhibit C – Form of Issuer Consent

Exhibit D – Form of Assignment and Assumption Agreement

Exhibit E – Form of Borrowing Notice

Exhibit F – Form of Compliance Certificate

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MARGIN LOAN AGREEMENT

This MARGIN LOAN AGREEMENT dated as of September 11, 2025, among vIKING CAKE FUEL, LLC, a Delaware limited liability company (“Borrower”), VIKING CAKE FUEL II, LLC, a Delaware limited liability company (“Pledgor”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A. as a lender, and each other lender from time to time party hereto.

Borrower has requested that Lenders provide a single term loan, and Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.
DEFINITIONS AND ACCOUNTING TERMS

1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.

“ABR Loan” means the Loan that bears interest based on the ABR.

“ABR Term SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.

“Acceptable Collateral” means the following, to the extent owned by a Loan Party and subject to a perfected first priority Lien in favor of Administrative Agent for the benefit of the Lender Parties, and not subject to any other Liens, other than Permitted Liens:

(a) Cash and Cash Equivalents held in a Collateral Account; and

(b) the OpCo Units and the Class C Shares, that have remained pledged to Administrative Agent continuously since the Funding Date, as long as:

(i) such OpCo Units and a corresponding number of Class C Shares are held in uncertificated form on the books of Opco or Issuer, respectively, and registered in the name of the applicable Loan Party;

(ii) such OpCo Units and Class C Shares are not subject to any Transfer Restrictions (other than the Existing Transfer Restrictions); and

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(iii) such OpCo Units and Class C Shares are duly authorized, validly issued, fully paid and non-assessable.

“Act” has the meaning specified in Section 8.17.

“Additional Lender” means any Person that becomes a Lender pursuant to an Assignment and Assumption.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under this Agreement and the other Margin Loan Documentation, or any successor administrative agent.

“ADTV” means, as of any date of determination, the arithmetic average of the daily traded volume of the Shares as reported on Bloomberg Page “BRCB: US Equity” (or, if not so reported, any successor or replacement reporting entity or page thereto selected by Administrative Agent) for the previous 60 Exchange Business Days.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that (i) unless otherwise indicated herein, Issuer and OpCo (including Affiliates of Issuer and OpCo (other than any Co-Founder)) shall not be deemed an Affiliate of any Loan Party, and (ii) each Co-Founder shall be deemed an Affiliate of a Loan Party.

“Aggregate Collateral Value” means, at any time, the sum of (a) the Share Collateral Value at such time plus (b) the Unit Collateral Value at such time.

“Aggregate Commitments” means the Commitments of all the Lenders. As of the Closing Date, the Aggregate Commitments are $62,850,130.09.

“Agreement” means this Margin Loan Agreement.

“AL Financial Group” means, collectively, an Additional Lender and any of its Affiliates that are Lenders, and any direct and indirect assignees of such Persons.

“Ancillary Documents” has the meaning specified in Section 8.09.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Any Loan Party from time to time concerning or relating to bribery or corruption, including, without limitation, the United Stated Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010.

“Applicable Rate” means, for each Interest Period, (a) Term SOFR for such Interest Period plus (b) the Spread, provided that the “Applicable Rate” with respect to (i) ABR Loan shall mean the Alternate Base Rate plus the Spread, and (ii) any Benchmark other than Term SOFR, shall mean the Benchmark Replacement plus the Spread.

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“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.06), and delivered to Administrative Agent, in substantially the form of Exhibit D or any other form approved by Administrative Agent in its reasonable discretion.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.19(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date:

(a) the Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by Administrative Agent and Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

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If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Margin Loan Documentation.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Margin Loan Documentation in accordance with Section 2.19 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Margin Loan Documentation in accordance with Section 2.19.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the preamble hereto.

“Pledge Agreement” means that certain Pledge Agreement, dated the date hereof, executed by the Loan Parties in favor of Administrative Agent, for the benefit of the Lender Parties, in the form of Exhibit A.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close.

“Cash” means all cash in Dollars at any time and from time to time deposited in the Collateral Accounts maintained with Administrative Agent to the extent that it is not subject to any Liens other than Permitted Liens.

“Cash Equivalents” means any (a) direct obligations of the Government of the United States or any agency or instrumentality thereof having a maturity of not greater than twelve (12) months from the date of issuance thereof or (b) obligations having a maturity of not greater than twelve (12) months from the date of issuance thereof unconditionally guaranteed by the full faith and credit of the Government of the United States.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued or implemented.

“Change of Control” means, (a) with respect to Borrower, any Equity Interests (voting or otherwise) of Borrower cease to be owned directly or indirectly by the Co-Founders; (b) with respect to OpCo, (i) Issuer ceases to be the sole Manager (as defined in the OpCo LLCA) of OpCo or (ii) any event or transaction, or series of related events or transactions, the result of which a “person” or “group” becomes the “beneficial owner” (excluding the Co-Founders, the Loan Parties and Issuer) of more than 50% of OpCo’s voting equity (all within the meaning of Section 13(d)); (c) with respect to Issuer, any event or transaction, or series of related events or transactions, the result of which a “person” or “group” becomes the “beneficial owner” (excluding the Co-Founders and the Loan Parties) of more than 50% of Issuer’s common equity (all within the meaning of Section 13(d)) or (d) with respect to VCF II, any Equity Interests (voting or otherwise) of VCF II cease to be owned directly or indirectly by Jeffrey R. Hernandez 2021 Trust, an irrevocable Trust created pursuant to the laws of the State of Nevada.

“Class A Shares” means the Class A common stock, par value $0.00001 per share, of the Issuer, traded on the Exchange under the ticker name “BRCB”.

“Class B Shares” means the Class B common stock, par value $0.00001 per share, of the Issuer.

“Class C Shares” means the Class C common stock, par value $0.00001 per share, of the Issuer.

“Closing Date” means the earliest date on which the conditions precedent set forth in Section 3.01 shall have been satisfied or waived in accordance with Section 8.01 of this Agreement.

“Closing Sale Price” means, on any Scheduled Trading Day, the closing sale price (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the last bid and the last ask prices, in each case, at the scheduled closing time) per Share on the Exchange on such Scheduled Trading Day, as reasonably determined by Administrative Agent. The “Closing Sale Price” prior to 4:00 pm New York City time (or the time the applicable Exchange is scheduled to close) on any date of determination that is a Scheduled Trading Day in New York City will be the “Closing Sale Price” determined on the immediately preceding Scheduled Trading Day in New York City.

“Co-Founders” means the Founder Fund Related Parties (as defined in the OpCo LLCA), Jeffrey Hernandez, Daniel Brand, Jake Spellmeyer, Bryan Pereboom, Valhaldam LLC, and Aureatis Limited Liability Company.

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“Collateral” has the meaning specified in the Pledge Agreement.

“Collateral Accounts” means, collectively, the accounts of each Loan Party established and maintained by Custodian, including any separate account for any Lender, and in each case, including any subaccount, substitute, successor or replacement account.

“Collateral Call” has the meaning specified in Section 2.07(a).

“Collateral Call Notice” has the meaning specified in Section 2.07(a).

“Collateral Requirement” means, at any time, that all steps, if any, required under applicable Law or reasonably requested by Administrative Agent to ensure that the Pledge Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on all the Collateral in favor of Administrative Agent shall have been taken.

“Collateral Shares” means the Class A Shares (including Redemption Class A Shares), if any, the OpCo Units and the Class C Shares, in each case, pledged by a Loan Party to Administrative Agent pursuant to the Pledge Agreement and constituting Acceptable Collateral.

“Collateral Shortfall” means, as of the close of any Scheduled Trading Day, that the LTV Ratio is greater than the LTV Margin Call Level; provided that for the purpose of determining whether a Collateral Shortfall has occurred on each Scheduled Trading Day following the date on which a Collateral Call Notice is given that relates to a Collateral Shortfall that has not yet been cured, “Net Obligations” shall be determined as if such Collateral Shortfall had been cured on such Scheduled Trading Day through the posting of Cash constituting Acceptable Collateral in an amount equal to the relevant Collateral Shortfall Cure Amount. A Collateral Shortfall shall be considered “cured” at the time, following such Collateral Shortfall, that Borrower has taken actions described in Section 2.07(a) in an amount sufficient to cause the LTV Ratio (determined based on the applicable Market Price at the time such Collateral Call Notice is delivered) to be equal to or less than the LTV Reset Level; and, if more than one Collateral Shortfall remains uncured, then for purposes of determining when any such Collateral Shortfall is cured, any Cash posted as Collateral or payments of principal of, or interest on, the Loan will be deemed to relate to the earliest such un cured Collateral Shortfall until cured.

“Collateral Shortfall Cure Amount” has the meaning specified in Section 2.07(a).

“Commitment” means, as to each Lender, its obligation to make the Loan to Borrower pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I.

“Compliance Certificate” means a certificate of a Responsible Officer of a Loan Party substantially in the form of Exhibit F attached hereto.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Margin Loan Documentation).

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“Constituent Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the limited liability company agreement or operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreements” means, collectively, the control agreements entered into with respect to each Collateral Account, including any control agreement entered into with respect to any Additional Collateral Account.

“Cure Time” means, in respect of any Collateral Shortfall, 5:00 p.m. on the second Scheduled Trading Day after the related Collateral Call Notice is given; provided that if such Collateral Shortfall has occurred during the Cure Time for a previous Collateral Shortfall that has not been cured, the Cure Time in respect to such Collateral Shortfall shall be the later of (i) the Cure Time for the previous Collateral Shortfall or (ii) 5:00 p.m. on the first Business Day after the related Collateral Call Notice is given.

“Custodian” means JPMorgan Chase Bank, N.A., or its designee or nominee, acting in its capacity as custodian of the Collateral Accounts.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.

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“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Agreement; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and synthetic lease obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer. The amount of any net obligation under any Swap Agreement on any date shall be deemed to be the swap termination value thereof as of such date. The amount of any capital lease or synthetic lease obligation as of any date shall be deemed to be the amount of debt in respect thereof as of such date determined in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default. For the avoidance of doubt, a Collateral Call constitutes a Default.

“Default Rate” means an interest rate equal to (a) the Applicable Rate plus (b) 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loan, or (ii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Borrower or any Lender Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding its loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to Borrower and each Lender.

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“Delisting” means the Exchange announces that, pursuant to the rules of the Exchange, the Shares have ceased or will cease to be listed, traded or publicly quoted on the Exchange for any reason, and no other Designated Exchange has announced that it has accepted the Shares for listing, trading or quotation, which shall be effective contemporaneously with, or prior to, such cessation.

“Designated Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market, or any successor thereto.

“Disrupted Day” means any Scheduled Trading Day on which, due to any failure of the Exchange to open for trading during its regular trading session or the occurrence or existence of a Market Disruption Event or otherwise, Administrative Agent is unable to determine the Closing Sale Price.

“Dollars” and “$” mean the lawful money of the United States.

“DTC” means The Depository Trust Company, a New York corporation, or its successor.

“Early Closure” means the closure on any Exchange Business Day of the Exchange prior to its scheduled closing time for such day unless such earlier closing time is announced by the Exchange at least one hour prior to the actual closing time for the regular trading session on the Exchange on such Exchange Business Day.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

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“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, whether economic or non-economic, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“Erroneous Payment” has the meaning specified in Section 7.11(a).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 7.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning specified in Section 6.01.

“Exchange” means The NASDAQ Global Market.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Business Day” means any day on which the Exchange is open for trading during its regular trading session, notwithstanding the Exchange closing prior to its scheduled closing time.

“Exchange Disruption” means any market-wide event that materially disrupts or impairs, for a period of at least thirty (30) minutes or at the closing of the regular trading session for the relevant Exchange, the ability of market participants in general to effect transactions in, or obtain market values for, the Shares on the Exchange on any Exchange Business Day.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(e) and (d) any withholding Taxes imposed under FATCA.

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“Existing Transfer Restrictions” means Transfer Restrictions on the Collateral Shares arising solely from (a) the fact that a Loan Party is an “affiliate” of Issuer within the meaning of Rule 144; (b) the fact that the Collateral Shares are “restricted securities” within the meaning of Rule 144, with a holding period for purposes of Rule 144(d) that began no later than the Funding Date; and (c) contractual restrictions set forth in the Lock-Up Agreement, the OpCo LLCA, the Issuer’s Amended and Restated Articles of Formation in effect as of September 11, 2025 and the Insider Trading Policy and in each case, in effect as of the date hereof and after giving effect to the Issuer Consent.

“Extraordinary Dividends” means any dividend of Issuer other than Ordinary Cash Distribution.

“Facility” means the credit facility contemplated by this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0.50%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Financial Group” means any Lender and any AL Financial Group.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Free Float” means, as of any date, (a) the total number of shares of the outstanding Shares (as increased in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act to the extent any Controlling Shareholder beneficially owns shares of Shares to which such sentence applies) minus, without duplication, (b) the aggregate number of shares of Shares “beneficially owned” within the meaning of Rule 13d-3 of the Exchange Act by (i) any Loan Party (together with such Loan Party’s Affiliates), and (ii) the total number of shares of Shares “beneficially owned” within the meaning of Rules 13d-3 of the Exchange Act by Controlling Shareholders (other than the Loan Parties and their Affiliates), as determined by Administrative Agent based on (x) any publicly available information issued by Issuer or (y) any publicly available filings under the Exchange Act. To the extent that Administrative Agent determines based solely on any publicly available information that a Loan Party or a Controlling Shareholder holds any Long Position, the total number of shares underlying any Long Position shall also be included in clause (b) above.

For purposes herein,

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“Controlling Shareholder” means any other Person (including any Affiliate of any Loan Party to the extent not included in clauses (a) and (b) above) that “beneficially owns” (within the meaning of Rules 13d-3 of the Exchange Act) more than 10% of the total Shares issued and outstanding (as increased in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act to the extent any Controlling Shareholder beneficially owns the Shares to which such sentence applies), as determined by Administrative Agent, based on (i) any publicly available information issued by Issuer or (ii) any publicly available filings under the Exchange Act, other than any such Person that is both (x) not considered an “affiliate” of Issuer within the meaning of Rule 144 and (y) is eligible to report its ownership of the Shares on a Schedule 13F or a Schedule 13G filing under the Exchange Act.

“Long Position” means any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that constitutes an economic long call equivalent position in respect of the Shares of Issuer.

“Funding Date” means the date on which Borrower requests the Lenders to make the Loan, which shall not be sooner than the date on which all of the conditions precedent set forth in Section 3.02 shall have been satisfied or waived in accordance with Section 8.01 of this Agreement.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States of America, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty” by any Person means any obligation of such Person guaranteeing or in effect guaranteeing any Debt of another Person, including, but not limited to, any obligation of such Person to purchase or pay (or supply advance funds for the purchase or payment of) such Debt (whether arising by virtue of a partnership agreement, agreement to keep-well, to purchase property or assets or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or any obligation incurred for the purpose of assuring the holder of such Debt of the payment thereof in whole or in part; provided that the term “Guaranty” shall not include any endorsement of an instrument for deposit or collection in the ordinary course of business.

“Hold Amount” means, as to any Lender at any time, the Commitment of such Lender at such time or, if the Commitment of such Lender has been terminated, then the Hold Amount of such Lender shall be determined based on the Total Accrued Loan Amount held by such Lender at such time.

“Illegality Notice” has the meaning specified in Section 2.12.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Margin Loan Documentation and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 8.04(b).

“Independent Director” means a natural person who, for the five year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (a) direct or indirect legal or beneficial owner of Equity Interests in, any Loan Party or any of its Affiliates, excluding any de minimis Equity Interests in Affiliates whereby such ownership of Equity Interests is not known to such Loan Party; (b) an employee, director (other than with respect to his service as an Independent Director), manager, or officer of such Loan Party or any of its Affiliates; or (c) any member of the immediate family of a Person described in clause (a) or (b).

“Information” has the meaning specified in Section 8.12.

“Initial LTV Ratio” means [***]%.

“Initial Public Offering Price” means the per share price at which the Class A Shares are offered to the public as set forth in the Issuer’s Rule 424(b) prospectus supplement to be filed in connection with the Public Offering.

“Insider Trading Policy” means the insider trading compliance policy of the Issuer in effect as of the date hereof.

“Interest Payment Date” means (a) as to any ABR Loan, the last Business Day of each March, June, September and December and the Maturity Date and (b) as to any SOFR Loan, the last day of each Interest Period therefor and the Maturity Date.

“Interest Period” means the period commencing on the date of the Loan and ending on the numerically corresponding day in the calendar month that is three months thereafter; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 2.19(d) shall be available. For purposes hereof, the date of the Loan initially shall be the date on which the Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986.

“Issuer” means Black Rock Coffee Bar, Inc., a Texas corporation.

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“Issuer Consent” means that certain Issuer Acknowledgement and Agreement in substantially the form of Exhibit C attached hereto, dated on or about the date hereof by and among Issuer, OpCo, the Loan Parties, Administrative Agent and the Lenders.

“Issuer Event” means the occurrence of one or more of the following:

(a) any Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or equity or other assets of Issuer or OpCo, or shall have announced that it will take any such action;

(b) any event or transaction that if consummated or completed would constitute a Delisting shall have been announced, or a Delisting shall have occurred;

(c) at any time, the Market Price shall be equal to or less than the Minimum Market Price;

(d) the ADTV as of any day shall be less than the Minimum ADTV Level;

(e) the Free Float as of any day shall be less than $[***];

(f) an Issuer Trading Suspension shall have occurred;

(g) any transaction or event that, if consummated, would constitute a Tender Offer for the Shares or a Merger Event shall have been announced, or any Tender Offer or Merger Event shall have occurred;

(h) any announcement or proposal of any amendment, waiver or modification to the OpCo LLCA or the OpCo Units (or the occurrence thereof without an announcement or proposal) that could, if consummated or agreed, result in a Redemption Rate that does not maintain economic parity between the Class A Shares and the OpCo Units;

(i) any transaction or event (including, without limitation, any Change in Law or any amendment to Issuer’s or OpCo’s Organization Documents, including the Redemption Rights) shall have been announced that, if consummated, completed or effected, would reasonably be expected to result in the imposition of new Transfer Restrictions or a change in the Existing Transfer Restrictions on the Collateral Shares; or

(j) (i) Issuer or OpCo shall admit in writing its inability or fail generally to pay its debts as they become due; (ii) Issuer, OpCo, the holder(s) of Issuer’s or OpCo’s Equity Interests or any Affiliate of the foregoing shall institute or consent to the institution of any proceeding with respect to Issuer or OpCo under any Debtor Relief Law, or make an assignment for the benefit of creditors, or apply for or consent to the appointment of any receiver, trustee, custodian, sequestrator, conservator, provisional liquidator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iii) any receiver, trustee, custodian, sequestrator, conservator, provisional liquidator, liquidator, rehabilitator or similar officer shall be appointed without the application or consent of Issuer or OpCo and the appointment shall continue undischarged or unstayed for thirty (30) calendar days; (iv) any proceeding under any Debtor Relief Law relating to Issuer or OpCo or to all or any material part of its property shall be instituted without the consent of Issuer or OpCo and shall continue undismissed or unstayed for sixty (60) calendar days, or an order for relief shall be entered in any such proceeding; or (v) Issuer, OpCo, the holder(s) of Issuer’s or OpCo’s Equity Interests or any Affiliate of the foregoing shall take any action to authorize any of the actions set forth above.

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“Issuer Trading Suspension” means the occurrence of three (3) or more consecutive Disrupted Days.

“Judgment Currency” has the meaning specified in Section 8.15.

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each Lender listed on the signature pages of this Agreement and any Additional Lender, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lender Party” means any Lender, Custodian or any Agent, and “Lender Parties” means all of such Persons, in each case including their successors and nominees.

“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Party” means each of Borrower and VCF II.

“Lockup Agreement” means the Lock-Up Agreement dated as of August 31, 2025, executed by OpCo in favor of the Underwriters in connection with the public offering of Issuer.

“LTV Margin Call Level” means [***]%.

“LTV Ratio” means, at any time, the quotient (expressed as a percentage) of (a) the Net Obligations, divided by (b) the Aggregate Collateral Value, in each case, at such time.

“LTV Release Level” means [***]%.

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“LTV Reset Level” means [***]%.

“Makewhole Amount” has the meaning specified in Section 2.05(b).

“Makewhole End Date” means the first Business Day immediately following the date that is twelve (12) months after the Funding Date.

“Mandatory Prepayment Event” means the occurrence of any of the following: (a) a Change of Control, (b) an Issuer Event, (c) a Regulatory Event or (d) a PAE Prepayment.

“Margin Loan Documentation” means, collectively, this Agreement, the Pledge Agreement, the Control Agreements, the Issuer Consent, the Side Letter, and each document, agreement or instrument executed or delivered in connection herewith or therewith (including each Compliance Certificate), other than the account opening documents (but including any Control Agreement) with any custodian of any Collateral Account.

“Margin Stock” means margin stock within the meaning of Regulation U.

“Market Disruption Event” means any of the following events: an Early Closure, an Exchange Disruption or a Trading Disruption.

“Market Price” means, at any time on any date of determination, the most recent Closing Sale Price; provided that the “Market Price” (i) on the Closing Date prior to 4:00 pm shall be the Initial Public Offering Price and (ii) on any Disrupted Day shall be the Value of the Shares, expressed on a per Share basis.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial condition of any Loan Party or OpCo, (b) the ability of any Loan Party to perform any of its obligations under the Margin Loan Documentation, (c) the Collateral, or Administrative Agent’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to any Lender Party under this Agreement or any other Margin Loan Documentation.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date and (b) the date the Obligations become due and payable pursuant to Section 6.01.

“Maximum Rate” has the meaning specified in Section 8.11.

“Merger Event” means, in respect of the Shares, any (a) reclassification or change of such Shares that results in a transfer of or an irrevocable commitment to transfer all of such Shares outstanding to another entity or person, (b) consolidation, amalgamation, merger or binding share exchange of Issuer with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which Issuer is the continuing entity and which does not result in a reclassification or change of all of such Shares outstanding), (c) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain l00% of the outstanding Shares of Issuer that results in a transfer of or an irrevocable commitment to transfer all such Shares (other than such Shares owned or controlled by such other entity or person), or (d) consolidation, amalgamation, merger or binding share exchange of Issuer or its Subsidiaries with or into another entity in which Issuer is the continuing entity and which does not result in a reclassification or change of all such Shares outstanding but results in the outstanding Shares (other than Shares owned or controlled by such other entity) immediately prior to such event collectively representing less than 50% of the outstanding Shares immediately following such event.

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“Minimum ADTV Level” means, on and from the 61st Exchange Business Days after the Funding Date, [***]% of the ADTV as of the 60th Exchange Business Day after the Funding Date.

“Minimum Market Price” means [***]% of the Initial Public Offering Price.

“MNPI” means information regarding Issuer or its Subsidiaries that is not generally available to the public that a reasonable investor would likely consider important in deciding whether to buy, sell or hold the Shares or the OpCo Units.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means any employee benefit plan which has two or more contributing sponsors (including Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Obligations” means, at any time, (a) the then-outstanding principal amount of the Loan and all accrued and unpaid interest thereon, less (b) (i) the face amount of all Cash then constituting Acceptable Collateral and (ii) the Value of any Cash Equivalents then constituting Acceptable Collateral, as determined as of such time.

“Obligations” means the Loan, and all debts, liabilities, obligations, covenants, indemnifications, and duties of, whether matured or unmatured, fixed or contingent, liquidated or unliquidated, any Loan Party owed to any Lender Party arising under any Margin Loan Documentation or otherwise with respect to the Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming a Loan Party, Issuer or any Affiliate thereof as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OpCo” means Black Rock Coffee Holdings, LLC, a limited liability company organized under the laws of Delaware.

“OpCo LLCA” means the Seventh Amended and Restated Limited Liability Company Agreement dated on or about September 11, 2025 of OpCo.

“OpCo Units” means the Common Units (as defined in the OpCo LLCA) of OpCo.

“Ordinary Cash Distribution” means, with respect to any calendar quarter, the cash distribution announced by Issuer as the regular quarterly cash distribution for such quarter and deposited to the Collateral Accounts.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Margin Loan Documentation, or sold or assigned an interest in the Loan or in any Margin Loan Documentation).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Margin Loan Documentation, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“PAE Prepayment” has the meaning specified in Section 2.09(c).

“Participant” has the meaning specified in Section 8.06(f).

“Participant Register” has the meaning specified in Section 8.06(f).

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Liens” means Liens (a) imposed by Law for taxes that are not yet due or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been taken (so long as such Liens were not a result of any activity prohibited by any of a Loan Party’s Constituent Documents or other Margin Loan Documentation and, in the case of Liens on the Collateral, only to the extent that such Liens are junior to the Liens granted pursuant to the Control Agreements), (b) granted to the Lender Parties under the Margin Loan Documentation and (c) the Custodians at the priority levels permitted under the Control Agreements.

“Permitted Sale Transaction” has the meaning set forth in Section 2.08(c).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Amounts” has the meaning specified in Section 2.04(a).

“Plan” means any Pension Plan or any retirement medical plan, each as established or maintained for employees of Borrower or any ERISA Affiliate, or any such Plan to which Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Plan Assets” means “plan assets” within the meaning of the Plan Assets Regulation or otherwise.

“Plan Assets Regulation” means 29 C.F.R. §2510.3-101, et seq.

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“Pledge Agreement” means that certain Pledge Agreement, dated the date hereof, executed by the Loan Parties in favor of Administrative Agent, for the benefit of the Lender Parties, in the form of Exhibit A.

“Potential Adjustment Events” means each of the following events that do not constitute an Issuer Event:

(a) a subdivision, consolidation or reclassification of the Shares (unless resulting in a Merger Event) or the OpCo Units, or a free distribution or dividend of any such Shares or OpCo Units to existing holders by way of bonus, capitalization or similar issue;

(b) a distribution, issue or dividend to existing holders of the Shares or OpCo Units of (A) such Shares or OpCo Units, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of Issuer or OpCo equally or proportionately with such payments to holders of such Shares or OpCo Units, or (C) share capital or other securities of another issuer acquired or owned (directly or indirectly) by Issuer or OpCo Units as a result of a spin-off or other similar transaction, or (D) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as determined by Administrative Agent;

(c) an Extraordinary Dividend;

(d) the announcement or occurrence of a repurchase by Issuer or OpCo or any of its subsidiaries of more than 10% of the Shares or OpCo Units whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(e) in respect of Issuer, an event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of the capital stock of Issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by Administrative Agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights;

(f) any transaction or event, or series of transactions or events including, without limitation, a Change in Law, or a change in jurisdiction or location of material business activities of Issuer or OpCo, in each case that would reasonably be expected to result in the imposition of any withholding Tax on a prospective sale of Collateral upon exercise of remedies by Administrative Agent;

(g) an event that if consummated or completed would result in a Change of Control of Issuer or OpCo shall have been announced;

(h) any event or corporate action having a diluting or concentrative effect on the theoretical value of the Shares;

(i) any announcement or proposal of any amendment, waiver or modification to the OpCo LLCA or the OpCo Units (or the occurrence thereof without an announcement or proposal) that could, if consummated or agreed, restrict, limit or impair the exercise of the Redemption Right by or on behalf of a Loan Party; or

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(j) any announcement or proposal of any amendment, waiver or modification to the OpCo LLCA or the OpCo Units (or the occurrence thereof without an announcement or proposal) that could, if consummated or agreed, modify the Redemption Rate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Administrative Agent as its prime rate in effect in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Offering” means the public offering of the Class A Shares of the Issuer.

“Qualified Lender” means, at any time, any Lender or a Financial Group having Hold Amount representing at least 20% of the Hold Amounts of all Lenders, provided that Qualified Lenders shall include any existing Lender so long as such Lender has a Hold Amount representing at least 5% of the Hold Amounts of all Lenders. Notwithstanding the foregoing, to the extent a Lender (or Financial Group) is a Qualified Lender at the time the Obligations owed to a Lender (or Financial Group) are accelerated, such Lender’s (or Financial Group’s) Hold Amount shall not be deemed reduced by any payments by Borrower or any proceeds from the Collateral. The Hold Amount of any Defaulting Lender shall be disregarded in determining Qualified Lenders at any time.

“Qualifying Sale Transaction” means any transaction contemplated in clauses (c) in the definition of Restricted Transaction by an Affiliate of a Loan Party, so long as (a) no Default or Event of Default has occurred and is continuing and (b) no Mandatory Prepayment Event or Collateral Shortfall shall have occurred and be continuing, in each case, prior to and immediately following such sale.

“Ratable Share” or “Ratably” means as to each Lender, with respect to such Lender’s Hold Amount at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Hold Amount of such Lender at such time and the denominator of which is the Hold Amounts of all Lenders at such time. The initial Ratable Share of each Lender is set forth opposite the name of such Lender on Schedule I hereto, as such Schedule I may be amended from time to time in accordance with this Agreement.

“Recipient” means Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder.

“Redemption Class A Shares” means Class A Shares (or security entitlements in respect thereof) delivered by Issuer or OpCo pursuant to an exercise of the Redemption Right by or on behalf of a Loan Party (including in connection with an exercise of remedies under the Pledge Agreement) with respect to OpCo Units.

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“Redemption Rate” means, at any time of determination, the number of Class A Shares that a Loan Party would receive for each OpCo Unit redeemed for Class A Shares in accordance with the Opco LLCA. As of the date hereof, the Redemption Rate is equal to one Class A Share per OpCo Unit.

“Redemption Right” means the right of a Loan Party to redeem the OpCo Units for Class A Shares pursuant to Section 11 of the OpCo LLCA.

“Register” has the meaning specified in Section 8.06(e).

“Registration Rights Agreement” means the Registration Rights Agreement among the Co-Founders, certain of their affiliates the Issuer and certain other party party thereto.

“Regulation T” means Regulation T issued by the Federal Reserve Board.

“Regulation U” means Regulation U issued by the Federal Reserve Board.

“Regulation X” means Regulation X issued by the Federal Reserve Board.

“Regulatory Event” means any of the following: (a) any investigation by any Governmental Authority for any violation or breach of law by any Loan Party, OpCo, its manager or any Co-Founder has been publicly announced or becomes known to the public; (b) any investigation by any Governmental Authority for any violation or breach, by any Loan Party, OpCo, its manager or any Co-Founder, of any anti-fraud or fiduciary provisions of federal or state securities laws; or (c) indictment of any principal officer of any Loan Party, OpCo, its manager or any Co-Founder for fraud or violation or breach of securities law, rule or regulation.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the aggregate Hold Amounts of all Lenders; provided that Required Lenders shall include each existing Lender and any Additional Lender that is a Qualified Lender. The Hold Amount of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. As of the date hereof, JPMorgan Chase Bank, N.A. constitutes the Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of a Person means its chief executive officer, its chief financial officer, its treasurer or its senior vice president (whether or not the Person performing such duties is so designated) or any authorized designee thereof.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Person or any option, warrant or other right to acquire any such Equity Interests in such Person, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

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“Restricted Transaction” means, in respect of any Loan Party or any Affiliate thereof, (a) any financing transaction (other than the Transactions) secured by or referencing the Shares or the OpCo Units, (b) any grant, occurrence or existence of any Lien or other encumbrance on the Shares or the OpCo Units (other than Permitted Liens), (c) any sale of any Shares or OpCo Units (other than sales of Collateral Shares permitted pursuant to Section 2.08(c)), or (d) any swap, hedge (including by means of a physically- or cash-settled derivative or otherwise) or other direct or indirect transfer of any Shares or OpCo Units or economic exposure thereto; provided, however, that a Qualifying Sale Transaction shall be deemed not to be a Restricted Transaction.

“Rule 144” means Rule 144 under the Securities Act.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran and North Korea).

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, U.S. Department of Commerce, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Scheduled Trading Day” means any day on which the Exchange is scheduled to be open for trading for its regular trading session or, in the event that the Shares are not listed, traded or quoted on any Designated Exchange, any Business Day.

“Securities Act” means the Securities Act of 1933.

“Share Collateral Value” means, at any time, the product of (a) the Market Price at such time and (b) the number of Class A Shares (including the Redemption Class A Shares), if any, that constitute Acceptable Collateral at such time.

“Shares” means the Class A Shares, the Class B Shares or the Class C Shares, as the context may require.

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“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“Spread” means [***]% per annum.

“Stated Maturity Date” means September 10, 2027.

“Structuring Fee” has the meaning specified in Section 2.05(a).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Swap Agreement” means any “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code, or any successor provision.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person (other than Issuer) that results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 20% and less than 100% of the outstanding voting shares of Issuer, as determined by Administrative Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as Administrative Agent deems relevant.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

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(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Accrued Loan Amount” means, at any time, the aggregate outstanding principal amount of the Loan plus all accrued unpaid interest in respect thereof.

“Trading Disruption” means any suspension of or limitation imposed on trading by the Exchange on any Exchange Business Day (whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise) relating to the Shares.

“Transactions” means the execution, delivery and performance by the parties hereto of the Margin Loan Documentation, the grant of the security interest contemplated thereby and all transactions contemplated under the Margin Loan Documentation, including the borrowing of the Loan and the use of proceeds thereof.

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“Transfer Restrictions” means, with respect to any item of Collateral, any condition to or restriction on the ability of the owner or any pledgee thereof to sell, assign, pledge or otherwise transfer such item of Collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (a) any requirement that any sale, assignment, pledge or other transfer or enforcement for such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (b) any limitation on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (c) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral, (d) any registration or qualification requirement or prospectus delivery requirement for such item of Collateral pursuant to any federal, state, local or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such item of Collateral being a “restricted security” or a Loan Party being an “affiliate” of the issuer of item of Collateral, as such terms are defined in Rule 144), (e) any restriction or requirement in any shareholder’s agreement, voting agreement, investor rights agreement, lock-up agreement or any similar agreement relating to the Shares or the OpCo Units, including the Lock-Up Agreement and the OpCo LLCA, (f) any requirement for a holder of OpCo Units to pay any consideration (other than surrender of the OpCo Units, Class B Shares or Class C Shares, as applicable, and Corresponding Rights) to exercise the Redemption Right and (g) any restriction or requirement (whether or not under any law, rule, regulation, regulatory order or Organizational Documents or contracts) relating to the Shares or the OpCo Units, any holder thereof (whether beneficial, constructive or otherwise) or any pledgee thereof, including without limitation, any registration requirement, reporting or informational requirement or mandatory redemption or transfer. With respect to OpCo Units, Class B Shares and Class C Shares, references in this definition to any transfer shall be deemed to include any exercise of the Redemption Right with respect to OpCo Units and the issuance and delivery of Redemption Class A Shares in connection therewith. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.11(e)(ii)(B)(iii).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unit Collateral Value” means, at any time, the product of (a) the Market Price at such time, times (b) the Redemption Rate, and times (c) the number of OpCo Units (including those in the process of being redeemed) then constituting Acceptable Collateral at such time.

“Value” means, on any date of determination, (a) with respect to the Shares, the market value of such Shares, as determined in good faith by Administrative Agent, be based on the most recently available Closing Share Price of the Shares, if any, and other relevant factors that may affect the market value of the Shares as determined by Administrative Agent in good faith, and (b) with respect to Cash Equivalents, 98% of the market value of such Cash Equivalents, as determined in good faith by Administrative Agent. Class B Shares and Class C Shares shall have a Value of zero.

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“VCF II” means Viking Cake Fuel II, LLC, a Delaware limited liability company.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight or standard, as applicable).

1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the annual financial statements of the applicable Person, except as otherwise specifically prescribed herein. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Margin Loan Documentation, and Borrower shall so request, Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 Principles of Construction.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Constituent Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Margin Loan Documentation), (ii) except to the extent Administrative Agent’s or Lenders’ consent is required as provided herein, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Margin Loan Documentation, shall be construed to refer to such Margin Loan Documentation in its entirety and not to any particular provision thereof, (iv) all references in a Margin Loan Documentation to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, such Margin Loan Documentation in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Margin Loan Documentation are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Margin Loan Documentation.

(d) All determinations regarding Collateral shall be made by Administrative Agent in its commercial reasonable discretion at the applicable time of determination.

1.05 Division. For all purposes under the Margin Loan Documentation, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.06 Rates. Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to a Loan Party. Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Article II.
AMOUNTS AND TERMS OF THE CREDIT EXTENSIONS

2.01 The Loan.

(a) Each Lender severally agrees, on the terms and conditions set forth herein, to make one advance in Dollars to Borrower (collectively, the “Loan”), on the Funding Date, in an amount not exceeding such Lender’s Commitment; provided, however, that after giving effect to the borrowing under this Section 2.01(a), (i) the Loan outstanding hereunder shall not exceed the Aggregate Commitments then in effect and (ii) the LTV Ratio shall not be greater than the Initial LTV Ratio. Once repaid, the Loan may not be reborrowed.

(b) The proceeds of the Loan shall be used to purchase additional OpCo Units by Borrower from certain existing holders of the OpCo Units in connection with the Public Offering, and for payment of the fees, costs and expenses incurred by Borrower in connection with the transactions contemplated in the Margin Loan Documentation, including payment of fees due to Administrative Agent and the Lenders.

(c) Upon making of the Loan on the Funding Date, the Aggregate Commitments shall be reduced to zero.

2.02 Making the Loan.

(a) (i) The Loan shall be made on notice, given no later than 5:00 PM two U.S. Government Securities Business Days prior to or the Funding Date (or such shorter period as agreed to by Administrative Agent in its sole discretion).

(ii) The notice of the Loan (the “Borrowing Notice”) shall be in writing in substantially the form of Exhibit E, specifying therein (x) the requested date of the Loan, (y) the amount of the Loan and (z) the account to which the Loan shall be made.

(b) The Borrowing Notice shall be irrevocable and binding on Borrower. Borrower shall indemnify each Lender against any loss, cost or expense reasonably incurred by such Lender or its Affiliates as a result of any failure by Borrower to borrow the Loan (including, as a result of Borrower’s failure to fulfill, on or before the date specified in the Borrowing Notice, the applicable conditions set forth in Article III) and the liquidation or re-employment of deposits or other funds acquired by each Lender to fund the Loan to be made by such Lender as part of such borrowing. A certificate of any Lender as to the amount of such losses, costs and expenses, submitted to Borrower and Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof, shall be conclusive as to the amount of such losses, costs and expenses, absent manifest error. The obligation of Borrower in this clause shall survive the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations or termination of this Agreement.

2.03 Repayment of the Loan Borrower shall repay to Administrative Agent for the account of the Lenders the principal amount of the Loan together with all accrued and unpaid fees and interests, and the Loan shall mature, on the Maturity Date. At the option of Administrative Agent, Administrative Agent may apply Cash held in the Collateral Accounts against the Loan and other outstanding Obligations on the Maturity Date.

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2.04 Interest.

(a) Interest Payments. Subject to Sections 2.19 and 2.20, Borrower shall pay interest on the unpaid principal amount of the Loan, from the date of the Loan until such principal amount shall be paid in full, at a rate per annum equal to the Applicable Rate, payable in arrears on each Interest Payment Date and on the date of each payment or prepayment of the principal thereof; provided that so long as no Default, Mandatory Prepayment Event, Potential Adjustment Event or Collateral Shortfall then exists, Borrower may, upon written notice delivered to Lender at least five (5) Business Days prior to the applicable Interest Payment Date, (i) elect to pay interest by adding the amount (the “PIK Amount”) of accrued interest to the principal amount of the Loan and (ii) request Lender to apply Ordinary Cash Dividends in the Collateral Account, if any, against payment of such interest or any PIK Amount. Interest shall accrue on the Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that the Loan that is repaid on the same day on which it is made shall bear interest for one (1) day. Interest (including the default interest set forth below) shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(b) Default Interest. Notwithstanding the foregoing, if any Event of Default shall have occurred and be continuing, Borrower shall pay, on demand (and in any event in arrears on the date such amount shall be due and payable hereunder) interest on:

(i) the unpaid principal amount of the Loan, at a rate per annum equal at all times to the Default Rate, from the date of occurrence of such Event of Default; and

(ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand (and in any event in arrears on the date such amount shall be paid in full) at a rate per annum equal at all times to the Default Rate.

(c) Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to the ABR at times when the ABR is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable ABR or Term SOFR shall be determined by Administrative Agent, and such determination shall be conclusive absent manifest error.

(d) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Margin Loan Documentation, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Margin Loan Documentation. Administrative Agent will promptly notify Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(e) Borrower hereby irrevocably authorizes Administrative Agent to apply Cash in the Collateral Accounts against payment of interest and fees as it becomes due hereunder or any other amount due under the Margin Loan Documentation, including all PIK Amounts; provided that upon the occurrence of an Event of Default, Administrative Agent shall have no obligation to comply with such request.

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2.05 Structuring Fee; Makewhole Amount.

(a) Structuring Fee. Borrower agrees to pay to Administrative Agent for the benefit of the Lenders an upfront fee (the “Structuring Fee”) in the amount of $[***], which amount equals [***]% of the Aggregate Commitments. The Structuring Fee shall be fully earned as of, and shall be due and payable, on the Funding Date and shall not be refundable for any reason whatsoever.

(b) Makewhole Fee. If Borrower prepays or repays or is required to prepay or repay all or any portion of the Loan prior to the Makewhole End Date (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), then Borrower shall pay Administrative Agent, for the benefit of the Lenders, an amount (the “Makewhole Amount”) equal to the product of (i) the amount of the Loan repaid or prepaid times (ii) 50% of the Spread, and times (iii) (x) the number of days from the date of such repayment or prepayment to the Makewhole End Date divided by (y) 360.

2.06 Voluntary and Mandatory Prepayments of the Loan.

(a) Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay the Loan in whole or in part; provided that (i) such notice must be received by Administrative Agent not later than 2:00 p.m. three (3) U.S. Government Securities Business Days prior to the date of the proposed prepayment; (ii) any prepayment shall be in a principal amount of at least 20% of the aggregate principal amount of the Loan made on the Funding Date or a whole multiple of $1,000,000 in excess thereof, or if less, the entire principal amount thereof then outstanding; (iii) to the extent no Event of Default has occurred and is continuing, such notice shall specify whether the prepayment is to be made using Cash in the Collateral Accounts maintained with Administrative Agent (in which case such prepayment shall be made with Cash withdrawn pro rata from the Collateral Accounts) and/or another source of cash; (iv) such payment shall be accompanied by the Makewhole Amount, if any, together with all accrued but unpaid interest, fees, and any amount required pursuant to Section 2.13. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Upon the occurrence of a Mandatory Prepayment Event (other than a PAE Prepayment), Administrative Agent may, in its sole discretion, and shall upon the request of a Qualified Lender, demand Borrower to prepay all or a portion of the Total Accrued Loan Amount. Borrower shall, no later than the second (2nd) Business Day after such demand, prepay the amount demanded by Administrative Agent, together with all accrued but unpaid interest, fees, and the Makewhole Amount, if any, and any amount required pursuant to Section 2.13.

(c) Upon receipt by Borrower of any net cash proceeds from a Permitted Sale Transaction, Borrower shall, no later than the first Business Day after such receipt, use all of such net cash proceeds to prepay the Total Accrued Loan Amount, together with all accrued but unpaid interest, fees, and the Makewhole Amount, if any, and any amount required pursuant to Section 2.13.

(d) Borrower shall make the PAE Prepayment if and as required pursuant to Section 2.10(c).

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2.07 Collateral Calls; Posting Additional Collateral; Collateral Accounts.

(a) Collateral Calls. Upon the occurrence of a Collateral Shortfall, Administrative Agent (with a copy to each Lender) may notify Borrower (such notice, a “Collateral Call Notice”) of the occurrence of such Collateral Shortfall (a “Collateral Call”); provided that to the extent Administrative Agent has not delivered a Collateral Call Notice to Borrower by 4:30 p.m. on a Business Day where a Collateral Call Notice may be delivered on such date, any Lender, so long as such Lender (or the Financial Group that includes such Lender) remains a Qualified Lender at that time, may deliver such Collateral Call Notice (with a simultaneous copy to Administrative Agent) to Borrower on such Business Day. If Borrower receives a Collateral Call Notice by 5:00 p.m. on any Business Day, Borrower shall, prior to the Cure Time, transfer additional cash in Dollars pro rata to the Collateral Accounts designated by Administrative Agent in an aggregate amount (the “Collateral Shortfall Cure Amount”) sufficient to cause the LTV Ratio to be less than the LTV Reset Level (calculated based the Market Price in effect on the date that the Collateral Shortfall occurred). A Collateral Call shall be deemed cured only based on the Market Price in effect on the date that the Collateral Shortfall occurred and Administrative Agent (or, if applicable, any other Qualified Lender) may issue another Collateral Call Notice if the Collateral Shortfall increases before the pending Collateral Call is cured (as if the existing Collateral Shortfall had been cured through the posting of Cash constituting Acceptable Collateral in an amount equal to the relevant Collateral Shortfall Cure Amount).

(b) Posting Additional Collateral. On at least two (2) Business Days’ notice, a Loan Party may post Acceptable Collateral constituting Cash to the Collateral Account, provided that (i) the LTV Ratio immediately following such deposit of additional Acceptable Collateral shall decrease by at least 2.5% from the LTV Ratio immediately prior to such posting, and (ii) such cash shall be deposited pro rata to the Collateral Accounts as designated by Administrative Agent. Notwithstanding the foregoing, the notice requirement shall be waived for Cash posted to the Collateral Accounts in connection with a Collateral Shortfall.

(c) Collateral Accounts.

(i) Each Lender will have one collateral account, and if applicable, each AL Financial Group that is a Qualified Lender shall have one collateral account and each such account shall be held with Custodian. No Lender may transfer its Collateral Account to another institution without providing to Administrative Agent (x) prior notice of such transfer and (y) evidence that the new Collateral Account will be subject to a control agreement substantially similar to the Control Agreements. An Additional Lender or an AL Financial Group that is not a Qualified Lender may not have its own collateral account, unless Administrative Agent approves otherwise.

(ii) In connection with any Assignment and Assumption, Administrative Agent will use commercially reasonable efforts to coordinate with the Custodian on behalf of each Additional Lender to open an Additional Collateral Account for each such Additional Lender as promptly as practical after acceptance of the relevant Assignment and Assumption; provided that each Financial Group shall only have one Collateral Account.

(iii) After the Funding Date, the Loan Parties shall (in consultation with Administrative Agent and based on information provided by Administrative Agent) allocate each additional pledge or deposit of Collateral into the Collateral Accounts pro rata based on the Hold Amounts of the Lenders having their Collateral deposited in such Collateral Accounts. Borrower shall send a copy of each such allocation and transfer instruction to Administrative Agent.

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(iv) The allocation of Acceptable Collateral shall also apply with respect to each type of asset constituting Acceptable Collateral (such as cash and Collateral Shares).

(v) At the request of any Qualified Lender (including upon any assignment between Lenders), the Loan Parties, Administrative Agent and any all applicable Lenders shall adjust the allocation of the Collateral in the Collateral Accounts in order to carry out the intent of this clause (c).

(d) All dividends, distributions, and proceeds (including Redemption Class A Shares) in respect of the Collateral Shares, whether in cash, securities or other property, shall constitute Collateral and if in the form of cash or Class A Shares, be deposited into the applicable Collateral Accounts.

2.08 Withdrawal of Collateral . No Loan Party may withdraw any Collateral from the Collateral Account or otherwise, except as provided in the following:

(a) Cash Collateral Release. If the LTV Ratio is less than the LTV Release Level for five consecutive (5) Exchange Business Days, a Loan Party may, upon two (2) Business Days’ notice (or three (3) Business Days if such notice is not received by 12:00 noon on the applicable Business Day) to Administrative Agent, with a simultaneous copy to each Lender, request the release of any Cash from the Collateral Accounts, and the applicable Lender Party shall instruct the applicable Custodian to release such Cash on the date specified by such Loan Party in such request so long as of the date of such release, (1) no Default or Event of Default has occurred and is continuing or would result from such release, (2) no Potential Adjustment Event has occurred and is continuing, (3) no Mandatory Prepayment Event or Collateral Shortfall shall have occurred and be continuing immediately prior to, or immediately following such release, and (4) the LTV Ratio is less than the LTV Reset Level after giving effect to the proposed release.

(b) OpCo Units and Share Release. So long as (1) no Default or Event of Default has occurred and is continuing or would result from such release, (2) no Potential Adjustment Event has occurred and is continuing, and (3) no Mandatory Prepayment Event or Collateral Shortfall shall have occurred and be continuing immediately prior to, or immediately following such release, a Loan Party may request the release of OpCo Units and Class C Shares from the Liens granted under the Pledge Agreement, for the purpose of exercising its Redemption Right, provided that (i) such redemption shall be approved by Administrative Agent pursuant to Section 5.2(d) and (ii) all Redemption Class A Shares issuable in connection therewith will be delivered directly to the applicable Collateral Accounts pursuant to the Issuer Consent.

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(c) Permitted Sale Transactions. So long as (1) no Default or Event of Default has occurred and is continuing or would result from such release, (2) no Potential Adjustment Event has occurred and is continuing, and (3) no Mandatory Prepayment Event or Collateral Shortfall shall have occurred and be continuing immediately prior to, or immediately following such release, a Loan Party may request the release of Class A Shares (including Redemption Class A Shares) from the Liens granted under the Pledge Agreement for the purpose of effecting an “arm’s length” sale at fair market value and in compliance with applicable Law and such Loan Party’s Constituent Documents, for cash, with settlement occurring on a delivery versus payment basis to the applicable Collateral Accounts no later than one then-standard settlement cycle following the execution of such sale, with such cash applied to repay the Total Accrued Loan Amount in accordance with Section 2.06(c) (a “Permitted Sale Transaction”). Any release of Shares pursuant to a Permitted Sale Transaction shall be made on a pro rata basis with respect to all Shares pledged hereunder. To facilitate the foregoing Permitted Sale Transaction, the applicable Lender Party shall release its Lien over the Shares subject to such Permitted Sale Transaction contemporaneously with the receipt of the applicable sales proceeds.

(d) The Loan Parties shall (in consultation with Administrative Agent and based on information provided by Administrative Agent) allocate each sale or release of Collateral from the Collateral Accounts pro rata based on the Hold Amounts of the Lenders having their Collateral deposited in such Collateral Accounts. Borrower shall send a copy of each such allocation and release instruction to Administrative Agent, each Lender and, if applicable, any Additional Lender. Administrative Agent shall not be required to comply with instructions from any Loan Party to sell or release Collateral, assuming that such Loan Party is otherwise permitted to effectuate such release or sale under this Agreement, if such release or sale is not allocated to the proper Collateral Accounts pursuant to this clause (d).

2.09 Potential Adjustment Events.

(a) In response to any stock split, reverse split, stock dividends, Extraordinary Dividends or similar event that occurs after the Funding Date (regardless of whether such event constitutes a Potential Adjustment Event), Administrative Agent may make pro rata adjustments to any number of Collateral Shares or any price with respect to the Collateral Shares, including the amount of Free Float.

(b) Upon the occurrence of any Potential Adjustment Event, Administrative Agent will have the right to amend or adjust one or more of the material terms of the Facility where such amendment or adjustment is reasonably necessary to give effect to the original economic terms of this Agreement. Within three (3) Business Days after Administrative Agent has notified Borrower of the amendments and adjustments, the Loan Parties shall execute and deliver such amendments to the Margin Loan Documentation as reasonably requested by Administrative Agent to evidence such amendment or adjustment.

(c) Notwithstanding the foregoing, if Borrower and Administrative Agent, acting in good faith, are unable to agree on the terms of such proposed amendments or adjustments within five (5) Business Days after occurrence of such Potential Adjustment Event, Borrower shall, on the second Business Day following such five (5) Business Day period, repay the Total Accrued Loan Amount in full (or such lesser amount as approved by Administrative Agent in its sole discretion), together with all accrued but unpaid interest, fees, the Makewhole Amount, if any, and any amount required pursuant to Section 2.13 (the “PAE Prepayment”).

(d) For the purposes of the foregoing subsections (a), (b), and (c), Administrative Agent will provide the Lenders and, if applicable, any Additional Lender an opportunity to consult with Administrative Agent prior to any consultation or agreement with Borrower. This clause (d) is solely for the benefit of such Lender Parties, and Borrower shall not have any rights as a third-party beneficiary of this clause (d).

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2.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender Party;

(ii) subject any Lender Party to any tax of any kind whatsoever with respect to this Agreement, or the Loan made by it, or change the basis of taxation of payments to such Lender Party in respect thereof (except for (x) Indemnified Taxes and (y) Excluded Taxes); or

(iii) impose on any Lender Party or the London interbank market any other condition, cost or expense affecting this Agreement or the Loan made hereunder;

and the result of any of the foregoing shall be to increase the cost to such Lender Party, or to reduce the amount of any sum received or receivable by such Lender Party hereunder (whether of principal, interest or any other amount) then, upon request of such Lender Party, Borrower will pay to such Lender Party such additional amount or amounts as will compensate such Lender Party for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loan made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender Party setting forth the amount or amounts necessary to compensate such Lender Party or its holding company, as the case may be, as specified in Subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender Party the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender Party to demand compensation pursuant to this Section shall not constitute a waiver of such Lender Party’s right to demand such compensation; provided that that Borrower shall not be required to compensate any Lender Party pursuant to Section 2.10(a) for any increased costs incurred more than 180 days prior to the date that such Lender Party notifies Borrower, in writing of the increased costs and of such Lender Party’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Survival. All of Borrower’s obligations under this Section 2.10 shall survive termination of the Facility, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

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2.11 Taxes.

(a) Payments Free of Taxes.

(i) Any and all payments by or on account of any obligation of Borrower hereunder or under any other Margin Loan Documentation shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require Borrower or Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined in the good faith discretion of Borrower or Administrative Agent, as the case may be.

(ii) If Borrower or Administrative Agent shall be required by the Internal Revenue Code or applicable Law to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) Administrative Agent or Borrower shall withhold or make such deductions as are determined by Administrative Agent or Borrower, as the case may be, to be required, (B) Administrative Agent or Borrower shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) each Lender Party receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by Borrower. Without limiting or duplication of the provisions of Subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c) Indemnification by Borrower.

(i) Without limiting or duplication of the provisions of Subsection (a) or (b) above, Borrower shall indemnify each Lender Party, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by Borrower or Administrative Agent or paid by such Lender Party, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower by a Lender Party (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender Party, shall be conclusive absent manifest error.

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(ii) Without limiting or duplication of the provisions of Subsection (a) or (b) above, each Lender shall, and does hereby, indemnify Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for Administrative Agent) incurred by or asserted against Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to Administrative Agent pursuant to Subsection (e). Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Margin Loan Documentation against any amount due to Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation or replacement of Administrative Agent, any assignment of rights by a Lender and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by Borrower or Administrative Agent, as the case may be, after any payment of Taxes by Borrower or by Administrative Agent to a Governmental Authority as provided in this Section 2.11, Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be.

(e) Status of Lenders. (i) Each Lender shall deliver to Borrower and to Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower or Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Margin Loan Documentation are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding Tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting or duplication of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

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(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under the Margin Loan Documentation, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under the Margin Loan Documentation, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate in form and substance satisfactory to Borrower and Administrative Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate in form and substance satisfactory to Borrower and Administrative Agent, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in form and substance satisfactory to Borrower and Administrative Agent on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

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(D) if a payment made to a Lender under the Margin Loan Documentation would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(iv) Any successor Administrative Agent that is not a U.S. Person shall deliver two duly completed copies of Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with Borrower to be treated as a U.S. Person with respect to such payments (and Borrower and Administrative Agent agree to so treat Administrative Agent as a U.S. Person with respect to such payments).

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender Party, or have any obligation to pay to any Lender Party, any refund of Taxes withheld or deducted from funds paid for the account of such Lender Party. If Administrative Agent or any Lender Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Administrative Agent or such Lender Party, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent or such Lender Party, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender Party in the event Administrative Agent or such Lender Party is required to repay such refund to such Governmental Authority. This Subsection shall not be construed to require Administrative Agent or any Lender Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

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(g) Defined Terms. For purposes of this Section 2.11, the term “applicable Law” includes FATCA.

(h) Survival. All of Borrower’s obligations under this Section 2.11 shall survive termination of the Facility, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

2.12 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, or Term SOFR, then, upon notice thereof by such Lender to Borrower (through Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to clause (c) of the definition of “ABR”, in each case until each affected Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to clause (c) of the definition of “ABR”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, or Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13.

2.13 Compensation for Losses. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

2.14 Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from the Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) Administrative Agent shall also maintain accounts in which it will record (i) the amount of the Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, and (iii) the amount of any sum received by Administrative Agent hereunder from Borrower and each Lender’s share thereof.

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(c) The entries maintained in the accounts maintained pursuant to Subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms, and in the event of any conflict between such accounts and the Register maintained by Administrative Agent pursuant to Section 8.06(e), the entries in the Register shall be controlling. It is the intention of the parties hereto that the Loan will be treated as in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code (and any other relevant or successor provisions of the Internal Revenue Code).

(d) No promissory note shall be required to evidence the Loan by Lenders to Borrower. Upon the request of a Lender, Borrower shall execute and deliver to such Lender a promissory note, which shall evidence the Loan to Borrower by such Lender in addition to such records.

2.15 Payments and Computations.

(a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Borrower shall make each payment hereunder not later than 12:00 noon on the day when due in Dollars to Administrative Agent in immediately available funds. Administrative Agent will promptly distribute to each Lender its Ratable Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.

(c) Subject to Section 6.02 (other than any excess amounts under Section 6.02), all payments (including, prepayments and any other amounts received hereunder in connection with the exercise of Administrative Agent’s and Lenders’ rights after an Event of Default) made by Borrower to Administrative Agent under the Margin Loan Documentation shall be applied to amounts then due and payable in the following order: (i) to any fees, expenses and indemnities payable by Borrower to Administrative Agent under the Margin Loan Documentation; (ii) Ratably to any expenses and indemnities payable by Borrower to any Lender under the Margin Loan Documentation; (iii) to any accrued and unpaid interest and fees due under this Agreement; (iv) to principal payments on the outstanding Loans; and (v) to the extent of any excess, to the payment of all other Obligations under the Margin Loan Documentation.

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2.16 Administrative Agent’s Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of the Loan that such Lender will not make available to Administrative Agent such Lender’s Ratable Share of the Loan, Administrative Agent may assume that such Lender has made such Ratable Share of the Loan available on such date and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its Ratable Share of the Loan available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by Borrower, the Applicable Rate. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its Ratable Share of the applicable Loan to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 2.11(c)(ii) or 8.04(c) are several and not joint. The failure of any Lender to make the Loan or to make any payment under Section 2.11(c)(ii) or 8.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 2.13(c) or 8.04(c).

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2.17 Sharing of Payments by Lenders. Except with respect to actions taken under Section 6.02, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loan made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loan of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders Ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (including Issuer or OpCo) (as to which the provisions of this Section shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

2.18 Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 6.01 or otherwise) shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Margin Loan Documentation; third, so long as no Default, Event of Default or Mandatory Prepayment Event exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Margin Loan Documentation; and fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(b) the Loan of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 7.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

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2.19 Inability to Determine Rates.

Subject to Section 2.19, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a) Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason Term SOFR does not adequately and fairly reflects the cost to such Lenders of maintaining the Loan, and the Required Lenders have provided notice of such determination to Administrative Agent,

Administrative Agent will promptly so notify Borrower and each Lender.

Upon receipt of such notice, any outstanding SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.13. Subject to Section 2.19, if Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by Administrative Agent without reference to clause (c) of the definition of “ABR” until Administrative Agent revokes such determination.

2.20 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Margin Loan Documentation, upon the occurrence of a Benchmark Transition Event, Administrative Agent and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all affected Lenders and Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.19(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Margin Loan Documentation, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Margin Loan Documentation.

(c) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Administrative Agent will notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.19(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Margin Loan Documentation, except, in each case, as expressly required pursuant to this Section 2.19.

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(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Margin Loan Documentation, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor

(e) Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans immediately. During a Benchmark Unavailability Period, the component of ABR based upon the then-current Benchmark will not be used in any determination of ABR

Article III.
CONDITIONS OF LOAN

3.01 Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a) Administrative Agent shall have received each of the following documents, duly executed, each (unless otherwise specified below) dated on the Closing Date and in form and substance satisfactory to Administrative Agent and each of Lenders:

(i) duly executed counterparts of this Agreement;

(ii) duly executed Pledge Agreement, including, any UCC-1 financing statement(s) required thereunder and requisite consent of the pledge contemplated therein;

(iii) duly executed Control Agreements;

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(iv) certified copies of (A) the Constituent Documents of each Loan Party, (B) the resolutions authorizing and approving the making and performance by each Loan Party of this Agreement and the other Margin Loan Documentation to which such Person is a party and the Loan hereunder, and (C) documents evidencing all other necessary company action, governmental approvals and third-party consents, if any, with respect to this Agreement and any other Margin Loan Documentation;

(v) a certificate of each Loan Party certifying the names and true signatures of the Responsible Officers of each such Person authorized to sign this Agreement and any other Margin Loan Documentation required to be delivered hereunder to which such Person is a party;

(vi) certificates evidencing the good standing of each Loan Party in its jurisdiction of formation dated a date not earlier than ten (10) Business Days prior to the Closing Date as to the good standing of each such Person;

(vii) an opinion of counsel to each Loan Party addressed to the Administrative Agent and the Lenders covering matters on legal existence and good standing, authorization and execution, capacity, enforceability, non-contravention (corporate, contractual and legal), governmental approval, and creation and perfection of the Lender Parties’ liens and security interests, and the Investment Company Act, in form and substance acceptable to the Administrative Agent; and

(viii) the results of tax, judgment and Lien searches on the Loan Parties.

(b) The Lockup Agreement includes carveout for the Transactions contemplated under the Margin Loan Documentation and is otherwise reasonably acceptable to Administrative Agent in form and substance;

(c) (i) The Collateral Accounts have been established by the Loan Parties; (ii) the Collateral Shares shall not be subject to any Transfer Restriction, other than Existing Transfer Restrictions; and (iii) all Collateral Requirement shall have been satisfied in all respects to ensure that the Pledge Agreement in favor of Administrative Agent for the benefit of the Lender Parties creates a valid, first priority Lien (subject only to Permitted Liens) on all the Collateral.

(d) Upon the reasonable request of any Lender, each Loan Party shall have provided to such Lender (i) the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Closing Date, and (ii) a Beneficial Ownership Certification in relation to such Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

(e) Each of the representations and warranties contained in Article IV herein and in the other Margin Loan Documentation shall be true and correct in all material respects (provided that any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(f) No event shall have occurred which constitutes a Default or an Event of Default.

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3.02 Conditions Precedent to the Loan . The obligation of each Lender to make the Loan is subject to satisfaction of the following conditions precedent:

(a) Administrative Agent shall have received duly executed Issuer Consent dated on or prior to the Funding Date.

(b) The Public Offering shall have closed contemporaneously with the making of the Loan made on the Funding Date.

(c) Administrative Agent has received satisfactory evidence that (i) Borrower is the registered holder of 11,618,781 OpCo Units and 11,618,781 of Class C Shares and (ii) VCF II is the registered holder of 2,023,931 OpCo Units and 2,023,931 Class C Shares;

(d) The LTV Ratio, as of the Funding Date and after giving effect to the Loan made on the Funding Date, is equal to or less than the Initial LTV Ratio.

(e) Any fees required to be paid on or before the Funding Date, including the fees set forth in Section 2.05(a) and the fees and expenses of counsel to Administrative Agent and Lenders (provided that the fees and expenses of counsel to Administrative Agent may be paid within seven (7) days after the Funding Date; provided further that if such fees have not been paid by then, Borrower shall be deemed to have requested, and the Lenders shall have been deemed to have made, an advance in the amount of such fees and expenses, and the outstanding principal amount of the Loan shall be increased by such amount).

(f) Administrative Agent shall have received a Borrowing Notice in accordance with the requirements hereof.

(g) Each of the representations and warranties contained in Article IV herein and in the other Margin Loan Documentation shall be true and correct in all material respects (provided that any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the date of the Loan as if made on such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(h) No event shall have occurred, or would result from the Loan or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.

(i) Borrower is not requesting a Loan in anticipation of any adverse event that may occur based on MNPI with respect to the Shares or the Issuer.

(j) No Mandatory Prepayment Event has occurred.

Each Lender that has signed this Agreement shall be deemed to be satisfied with each document or other matter required thereunder to be satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

The Borrowing Notice submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 3.02 have been satisfied on and as of the date of the applicable Loan.

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Article IV.
REPRESENTATIONS AND WARRANTIES

4.01 Representations and Warranties . Each Loan Party represents and warrants to each Lender Party that:

(a) Such Loan Party (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect, and (iii) has all requisite company power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b) The execution, delivery and performance by such Loan Party of this Agreement and the other Margin Loan Documentation to which it is a party and the grant of the security interest contemplated hereby with respect to the Collateral are within its company powers, have been duly authorized by all necessary company action, and do not (i) contravene such Loan Party’s Constituent Documents, (ii) after giving effect to the Issuer Consent, contravene any contractual restriction binding on it or require any consent under any agreement or instrument to which it is a party or by which any of its properties or assets is bound, including without limitation, the LLCA, the Constituent Documents of the Issuer (including the Insider Trading Policy), (iii) result in or require the creation or imposition of any Liens upon any property or assets of any Loan Party other than Permitted Liens, or (iv) violate any Law (including, but not limited to, the Securities Act of 1933 and the Exchange Act and the regulations thereunder) or writ, judgment, injunction, determination or award.

(c) Such Loan Party is not entering into the Margin Loan Documentation and the Facility on the basis of MNPI with respect to the Shares, the Issuer, the OpCo Units or OpCo.

(d) Except for any filings specifically provided for in the Pledge Agreement and any filings required under Section 16 of the Exchange Act, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any Governmental Authority or any other third party (except as have been obtained or made and are in full force and effect), is required to be made by such Loan Party to authorize, or is required to be made by such Loan Party in connection with, (i) the execution, delivery and performance by such Loan Party of the Margin Loan Documentation to which it is a party or (ii) the legality, validity, binding effect or enforceability of the Margin Loan Documentation.

(e) Such Loan Party is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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(f) Such Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party and its respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, and its respective officers and directors and to the best knowledge of such Loan Party its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in such Loan Party being designated as a Sanctioned Person. None of (a) such Loan Party and its respective directors or officers and to the best knowledge of such Loan Party, such employees, or (b) to the best knowledge of such Loan Party, any agent of Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or other Transactions will violate any Anti-Corruption Law or applicable Sanctions.

(g) This Agreement and the other Margin Loan Documentation are and will be legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms in all respects.

(h) No Default exists and no Event of Default has occurred and is continuing, or would result after giving effect to the borrowing of the Loan.

(i) No Loan Party has incurred any Debt.

(j) Since such Loan Party’s date of inception, (i) no event or condition has resulted in, or could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, and (ii) no Mandatory Prepayment Event has occurred or is reasonably expected to occur; provided, that, any change of control of such Loan Party occurring prior to the date hereof in connection with a pre-IPO restructuring shall not constitute a Mandatory Prepayment Event for purposes of this clause.

(k) There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Loan Party after due and diligent investigation, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against such Loan Party or against any of its properties or revenues that (i) are reasonably likely to have a Material Adverse Effect or (ii) purport to affect the legality, validity or enforceability of this Agreement, the Pledge Agreement, any other Margin Loan Documentation, or that involves a substantial likelihood of prohibiting, restricting, delaying or otherwise materially affecting the performance of any of the Margin Loan Documentation or the making or repayment of the Loan.

(l) Such Loan Party is not required to register as an “investment company” as such term is defined in the United States Investment Company Act of 1940.

(m) The Margin Loan Documentation and the Transactions will not result in a violation of Regulation T, U or X by any Loan Party or any Lender Party.

(n) Such Loan Party owns all of its assets free and clear of Liens, other than Permitted Liens or Liens for Taxes not yet due and payable. Such Loan Party has not made any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of its assets including, but not limited to, the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements, other than with respect to Permitted Liens.

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(o) Such Loan Party has filed all U.S. federal income Tax returns and all other material Tax returns which are required to be filed by it in all jurisdictions and has paid all Taxes, imposed on it or its properties, except where the failure to file such Tax returns or pay such Taxes would not reasonably be expected to have a Material Adverse Effect or for Taxes contested in good faith by appropriate proceedings diligently conducted. Such Loan Party has not entered into an agreement or waiver or been requested in writing to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of such Loan Party and is not aware of any circumstances that would cause the taxable years or other taxable periods of Borrower not to be subject to the normally applicable statute of limitations, except as would not reasonably be expected to have a Material Adverse Effect.

(p) (i) The present fair value of such Loan Party’s assets exceeds the total amount of its liabilities (including, contingent liabilities), (ii) such Loan Party has capital and assets sufficient to carry on its businesses, (iii) such Loan Party is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) such Loan Party does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due. Such Loan Party will not be rendered insolvent by the execution, delivery and performance of documents relating to this Agreement or by the consummation of the transactions contemplated under this Agreement.

(q) Each Loan Party acquired and fully paid for the OpCo Units consisting of Collateral on or before the Funding Date. The Collateral Shares are, in the hands of each Loan Party, not subject to any Transfer Restrictions, other than Existing Transfer Restrictions. Each Lender’s holding period (as determined in accordance with Rule 144) with respect to the OpCo Units, Class C Shares and any Redemption Class A Shares began no later than the Funding Date.

(r) The Collateral Shares (i) are not subject to any Transfer Restrictions other than the Existing Transfer Restrictions, (ii) do not contain any restrictive legends other than, in the case the OpCo Units, any legend set forth in the Opco LLCA, and in the case of the Redemption Class A Shares, any legend set forth in the Issuer’s Amended and Restated Articles of Incorporation, (iii) do not require any opinions from counsel, or the removal of any “stop transfer order,” or the delivery of any documentation prior to the sale of such Shares (other than as set forth in the Issuer Consent) and (iv) are not subject to any shareholders’ agreement, investor rights agreement or any other similar agreement or any voting or other contractual restriction other than the OpCo LLCA, the Lock-Up Agreement, the Issuer Consent and the Registration Rights Agreement.

(s) Each Loan Party and OpCo complied with its reporting obligations, if any, with respect to the Shares and the Margin Loan Documentation under Section 13 and Section 16 of the Exchange Act and applicable securities laws of any other jurisdiction, including any required filings with the SEC.

(t) No Restricted Transaction has occurred.

(u) The Loan is made with full recourse to Borrower and constitutes direct, general, unconditional and unsubordinated Debt of each Loan Party and ranks pari passu or senior to all other Debt of each Loan Party. The Facility contemplated hereunder is entered into by Borrower in good faith and at arm’s length and is a bona fide loan. The Facility is not entered into with an expectation that Borrower would default in its obligations hereunder. The Lien created under the Margin Loan Documentation is a bona fide pledge to secure Borrower’s obligations under the Margin Loan Documentation. The Margin Loan Documentation are not entered into by the Loan Parties with the intent of facilitating a disposition of the Collateral Shares.

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(v) All written information provided with respect to any Loan Party and its Affiliates (including Issuer or OpCo) by or on behalf of such Loan Party to Administrative Agent or any Lender in connection with the negotiation, execution and delivery of this Agreement and the other Margin Loan Documentation or the transactions contemplated hereby and thereby including, but not limited to, any financial statements of the Loan Parties provided to Administrative Agent, was or will be, on or as of the applicable date of provision thereof, when taken as a whole, complete and correct in all material respects and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.

(w) Each material agreement to which a Loan Party is a party is in full force and effect, and such Loan Party is not in default under any provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement, or any other material agreement or instrument to which such Loan Party is a party or by which such Loan Party or any of its properties or assets is bound.

(x) All licenses, permits, approvals, concessions or other authorizations necessary to the conduct of the business of such Loan Party have been duly obtained and are in full force and effect, except where the failure to obtain and maintain any of the foregoing could not reasonably be expected to result in a Material Adverse Effect. There are no restrictions or requirements which limit such Loan Party’s ability to lawfully conduct its business (other than as set forth in its Constituent Documents) or perform its obligations under this Agreement or any other Margin Loan Documentation.

(y) All financial statements concerning such Loan Party which have been or will hereafter be furnished by such Loan Party to Administrative Agent pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied and do or will, in all material respects, present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

(z) Such Loan Party has no Subsidiaries.

(aa) (i) Neither Borrower nor any ERISA Affiliate has established, maintains, contributes to, or has any liability (contingent or otherwise) with respect to, any Plan; and (ii) the underlying assets of Borrower do not constitute Plan Assets.

(bb) As of (i) the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 3.01(f) is true and correct in all respects and no change has occurred in such information, and (ii) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.01(b)(viii) is true and correct in all respects and no change has occurred in such information, except as disclosed in writing to Administrative Agent.

(cc) As of the Closing Date, the Co-Founders directly own 100% of the Equity Interests of Borrower, and one of the Co-Founders directly owns 100% of the Equity Interests of VCF II.

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(dd) As of the Closing Date, Borrower expects to own, as of the Funding Date, (x) no Class A Shares, including any Redemption Class A Shares, (y) 11,618,781 OpCo Units and (z) 11,618,781 Class C Shares.

(ee) As of the Closing Date, VCF II expects to own, as of the Funding Date, (x) no Class A Shares, including any Redemption Class A Shares, (y) 2,023,931 OpCo Units and (z) 2,023,931 Class C Shares.

(ff) Neither any Loan Party nor any Affiliate thereof has exercised any Redemption Rights.

(gg) No Loan Party is an Affected Financial Institution.

(hh) Neither Borrower nor any Affiliate thereof has any contemplated plans to use the proceeds of the Loan to pay any debt owed to, or engage in specific transactions with, any Person known by it to be a non-bank Affiliate of a Lender.

(ii) (i) Such Loan Party since its inception has not created, incurred, assumed or suffered to exist (x) any Indebtedness, other than under the Margin Loan Documentation, or (y) any Lien on any of its assets, other than Permitted Liens; (ii) such Loan Party is not, and since its inception has not, engaged in any business or activity, other than of the type expressly permitted under Section 5.01(e); and (iii) such Loan Party is not, and since its inception has not been, party to any agreement, other than agreements of the type expressly permitted under Section 5.01(g), and is not in default under any such agreement.

(jj) Such Loan Party is not a ‘covered foreign person’ as that term is defined in the Outbound Investment Rules. Such Loan Party does not currently engage, and has no present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Loan Party were a U.S. Person or (iii) any other activity that would cause Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article V.
COVENANTS OF LOAN PARTY

5.01 Affirmative Covenants . So long as any Lender shall have any Commitment hereunder, or the Loan or other Obligation shall remain unpaid or unsatisfied, each Loan Party shall:

(a) Existence. Preserve and maintain its existence and material rights and franchises.

(b) Reporting Requirements. Furnish to Administrative Agent or cause to be furnished to Administrative Agent:

(i) Within ten (10) Business Days after the end of each calendar quarter, a Compliance Certificate setting forth all of the asset and liabilities of such Loan Party, or stating that such Loan Party has (x) no assets other than the Collateral Shares and (y) no Debt other than those under the Margin Loan Documentation;

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(ii) copies of all financial reports distributed by or on behalf of such Loan Party to all of its shareholders, if any;

(iii) promptly, and in any event within five (5) Business Days after receipt thereof by such Loan Party or any Affiliate thereof, and to the extent such Loan Party has knowledge thereof, copies of each notice or other correspondence received from the SEC concerning any investigation or possible investigation or other similar inquiry by such agency regarding any Loan Party, OpCo, Issuer or the Shares (for the avoidance of doubt, routine trading inquiries not involving such Loan Party shall not be covered by this clause (iii)).

(iv) as soon as reasonably practicable, and in any event, within five (5) Business Days after such Loan Party obtains knowledge of the occurrence of (A) any Event of Default or Default, or (B) any actual or threatened litigation or other event which, if adversely determined to such Loan Party, could reasonably be likely to result in a Material Adverse Effect, a statement of a Responsible Officer of such Loan Party setting forth the details thereof and the action which such Loan Party or any Affiliate thereof has taken and proposes to take with respect thereto, or (C) any Regulatory Event, or (D) any Qualifying Sale Transaction;

(v) as soon as possible and in any event within five (5) Business Days after the date on which such Loan Party or any Affiliate thereof (i) acquires any Shares or (ii) exercises, or provides notice of intent to exercise, any Redemption Rights, notice thereof;

(vi) as soon as reasonably practicable, and in any event, within five (5) Business Days after the date on which any Loan Party or any Affiliate thereof receives from any of the Underwriters (as defined in the Lock-Up Agreement) notice of release or waiver of the restrictions in the Lock-Up Agreement, notice thereof;

(vii) as soon as reasonably practicable, and in any event, within five (5) Business Days after the date on which any Loan Party or any Affiliate thereof is granted an early release or waiver from its obligations under the Lock-Up Agreement in connection with an early release or waiver for a Triggering Shareholder (as defined in the Lock-Up Agreement), notice thereof;

(viii) as soon as possible, and in any event, within five (5) Business Days prior to the effectiveness of any amendment, supplement or other modification to the OpCo LLCA of, copies of such proposed amendment, supplement or modification;

(ix) any exercise or planned exercise of Redemption Rights by any Loan Party or any Affiliate thereof;

(x) as soon as reasonably practicable following the occurrence of any Potential Adjustment Event or any Mandatory Prepayment Event, notice thereof;

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(xi) any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and

(xii) as soon as reasonably practicable after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of Borrower as Administrative Agent may from time to time reasonably request.

Each Loan Party shall use commercially reasonable efforts to not provide any MNPI to any “public” side employee of any Lender Party notified as such to any Loan Party by such Lender Party. Each Loan Party acknowledges and agrees that if any Lender Party or any of its Affiliates, acting in such capacities in connection with the Facility, received from any Loan Party any MNPI, such Lender Party or Affiliate may disclose such MNPI publicly in connection with any foreclosure.

Each Loan Party hereby acknowledges that the Lender Parties acting in their respective capacities as such do not wish to receive MNPI. Each Loan Party hereby agrees that upon provision of any materials or information provided by or on behalf of such Loan Party hereunder (collectively, “Loan Party Materials”), such Loan Party shall be deemed to (x) have represented that such Loan Party Materials contain no MNPI and (y) have authorized Administrative Agent and the Lenders to treat such Loan Party Materials as not containing any MNPI; provided, however, that to the extent such Loan Party Materials contains MNPI, such Loan Party shall so notify the Lender Parties.

Documents required to be delivered pursuant to clause (ii) above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which a Loan Party posts such documents, or provides a link thereto on such Loan Party’s website; provided that: (i) if Administrative Agent so requests, such Loan Party shall deliver paper copies of such documents to Administrative Agent until a written request to cease delivering paper copies is given by Administrative Agent and (ii) such Loan Party shall notify (which may be by facsimile or electronic mail) Administrative Agent of the posting of any such documents. For the avoidance of doubt, such Loan Party may deliver any documents via facsimile or electronic mail in accordance with Section 8.02.

(c) Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including: (i) all material Taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property; provided, however, that such Loan Party shall not be required to pay or discharge any such tax, assessment, claim or charge that is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (ii) all lawful claims which, if unpaid, would become a Lien on its property; and (iii) all Debt that is individually or in the aggregate in excess of $100,000, as and when due and payable.

(d) Inspection Rights. At any reasonable time during normal business hours and upon reasonable prior notice, from time to time permit any Lender Party or any agent or representative thereof (in each case, subject to Section 8.12) to (i) visit and inspect the properties of such Loan Party and discuss the affairs, finances, assets and accounts of such Loan Party with any of its officers, directors or other representatives and (ii) discuss the affairs, finances, assets and accounts of such Loan Party with its independent certified public accountants and to examine and make copies of and abstracts from their records and books of account, all at the expense of such Loan Party; provided, however, that after the occurrence of an Event of Default, any Lender Party (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of such Loan Party at any time during normal business hours and without advance notice.

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(e) Keeping of Books. Keep proper books of record and account as are necessary to prepare financial statements in accordance with GAAP.

(f) Compliance with Laws. Comply with all disclosure / filing requirements of applicable Law associated with entering into the Facility and comply with all other requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to result in a Material Adverse Effect.

(g) Separate Corporate Existence. (i) Maintain all accounts separate from the accounts of any Affiliate (including Issuer or OpCo) of such Loan Party, and ensure that the funds of such Loan Party will not be diverted to any other Person, nor will such funds be commingled with the funds of any Affiliate (including Issuer or OpCo) or any shareholder of such Loan Party, (ii) ensure that, to the extent it shares the same officers, employees, vendors or facilities as any of its partners or Affiliates (including Issuer or OpCo), the material expenses related hereto shall be fairly allocated among such entities, (iii) enter into all material transactions with any of its Affiliates (including Issuer or OpCo) only on an arm’s length basis, (iv) conduct its affairs strictly in accordance with the Constituent Documents of such Loan Party, and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, passing all resolutions or consents to the extent necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, and (v) not assume or guarantee any of the liabilities of its Affiliates (including Issuer or OpCo) or any of its shareholders or any Affiliate thereof.

(h) Further Assurance. Upon the request of Administrative Agent, shall execute or deliver any additional agreements, documents and instruments, and take such further actions as may be reasonably requested by Administrative Agent from time to time, to assure Administrative Agent is perfected with a first priority Lien on the Collateral or to carry out the provisions and purposes of the Margin Loan Documentation.

5.02 Negative Covenants . So long as the Loan or other Obligation hereunder shall remain unpaid or unsatisfied, such Loan Party shall not:

(a) Additional Debt. Directly or indirectly, create, incur, assume or suffer to exist any Debt, other than Debt created under this Agreement.

(b) Liens. Directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its assets except for Permitted Liens.

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(c) Restricted Transactions. Enter or permit any Restricted Transaction.

(d) Redemption Rights. Without limiting the requirements in Section 2.08(b), exercise any Redemption Rights with respect to any OpCo Units pledged by such Loan Party to Administrative Agent pursuant to the Pledge Agreement without the prior written consent Administrative Agent. To the extent any Loan Party redeems any OpCo Units and the Redemption Class A Shares to be received from such redemption are pledged to Administrative Agent, such Loan Party shall cause OpCo and Issuer to execute and deliver, currently with such redemption, an additional issuer consent with respect to such Redemption Class A Shares in form and substance reasonably satisfactory to Administrative Agent.

(e) Mergers, Etc. Directly or indirectly, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of the property and assets (whether now owned or hereafter acquired) of such Loan Party to any Person.

(f) No New Business. Directly or indirectly, engage in any activity other than (i) holding Class A Shares, Class B Share, Class C Shares and the OpCo Units, and activities incidental thereto or otherwise contemplated herein and (ii) performing its obligations under the Margin Loan Documentation and the transactions contemplated hereby or thereby. Such Loan Party will remain principally engaged in the business described in the Constituent Documents delivered to Administrative Agent prior to the Closing Date and shall not, directly or indirectly, engage in any business other than as described in such Constituent Documents.

(g) No Amendment of Material Documents, Etc. Without the prior written consent of Administrative Agent, consent to any amendment, supplement or other modification of any of the terms or provisions of (i) its Constituent Documents (including any related to an independent director or any member of the advisory board), (ii) the Constituent Documents of OpCo (including the OpCo LLCA) or (iii) the Constituent Documents of Issuer that could reasonably be expected to adversely affect the rights or remedies of any Lender Party under the Margin Loan Documentation. Without the prior written consent of Administrative Agent, such Loan Party shall not consent to any amendment, supplement or other modification of any of the Redemption Rights.

(h) Restricted Payments. Directly or indirectly, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments with respect to such Loan Party, or incur any obligation to do so.

(i) Loans and Investments; Disposition of Assets. Lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person; or dispose of any asset (other than as expressly permitted hereunder).

(j) Transactions with Affiliates. Directly or indirectly, enter into any transaction with or make any payment or transfer to any Affiliate (including OpCo and Issuer) of such Loan Party, except in the ordinary course of business and upon fair and reasonable terms no less favorable to such Person than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of such Loan Party.

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(k) No Impairment of Collateral Shares. Directly or indirectly, take or permit to be taken any action that would impair any Administrative Agent’s Lien in the Collateral Shares, or its ability to exercise remedies against such Collateral Shares (including, without limitation, by imposing any Transfer Restrictions on the Collateral Shares or entering into any shareholders’ agreement, or changing the terms of the Redemption Rights), other than any Existing Transfer Restriction.

(l) Investment Company. Directly or indirectly, become an “investment company,” as such term is defined in the United States Investment Company Act of 1940.

(m) Formation of Subsidiaries. Directly or indirectly, form, create, organize, incorporate or acquire any direct Subsidiaries.

(n) ERISA. Directly or indirectly, (i) establish, maintain, contribute to, or incur any liability (contingent or otherwise) with respect to, any Plan; or (ii) take any action that would cause its underlying assets to constitute Plan Assets.

(o) Compliance with Margin Regulations. Directly or indirectly, take any action with respect to the Margin Loan Documentation that would result in a violation of Regulation T, U, or X.

(p) Outbound Investment Rules. (i) be or become a “covered foreign person” (as such term is defined in the Outbound Investment Rules), or (ii) engage, directly or indirectly, in any “covered activity” or “covered transaction” (as each such term is defined in the Outbound Investment Rules), including any activity or transaction that, if such Loan Party were a U.S. Person, would constitute a covered activity or covered transaction, or (iii) engage in any other activity that would cause Administrative Agent or any Lender to be in violation of, or legally prohibited from performing under this Agreement as a result of, the Outbound Investment Rules.

Article VI.
EVENTS OF DEFAULT

6.01 Events of Default . If any of the following events (“Events of Default”) shall occur:

(a) Borrower (or Borrower or VCF II with respect clause (iv) below) shall fail to pay when due (i) any of the outstanding principal of the Loan, (ii) the amounts required to be prepaid pursuant to Section 2.06, if any, (iii) accrued interest on the Loan and such failure continues for three (3) Business Days, or (iv) other amounts or fees owing pursuant to any of the Margin Loan Documentation and such failure continues for fifteen (15) days; or

(b) any Loan Party shall fail to provide Administrative Agent with the reports required to be delivered under Section 5.01(b) on the date required for such delivery; or

(c) (i) any Loan Party shall fail to perform or observe any term, covenant, or agreement contained in (x) Section 5.01 (a) or Section 5.02 herein, or (y) Section 6(a) of the Pledge Agreement; or (ii) Issuer shall fail to perform or observe any term, covenant, or agreement contained in the Issuer Consent; or

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(d) a Collateral Shortfall shall occur and such shortfall is not cured prior to the applicable Cure Time; or

(e) any Loan Party shall fail to perform or observe any other term, covenant or agreement in this Agreement or any other Margin Loan Documentation, and such failure continues for ten (10) Business Days; or

(f) (i) any representation, warranty, certification or written statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Margin Loan Documentation to which it is a party, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect with respect to any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language) when made or deemed made; or (ii) any representation, warranty, certification or written statement of fact made or deemed made by Issuer in the Issuer Consent shall be incorrect or misleading in any material respect (or in any respect with respect to any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language); or

(g) (i) any provision of any Margin Loan Documentation at any time after its execution and delivery and for any reason other than satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Margin Loan Documentation; (iii) any Loan Party denies that it has any or further liability or obligation under any Margin Loan Documentation, or purports to revoke, terminate or rescind any provision of any Margin Loan Documentation; (iv) Issuer (x) denies that it has any or further liability or obligation under the Issuer Consent, or (y) purports to revoke, terminate or rescind any provision of the Issuer Consent; or

(h) (i) any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt hereunder), or (B) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of such Guaranty (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity, or such Guaranty to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Agreement an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any event of default under such Swap Agreement as to which a Loan Party is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as so defined) under such Swap Agreement as to which a Loan Party is an Affected Party (as so defined); or

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(i) (i) any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of such Loan Party and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; (iii) any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iv) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed for any Loan Party without the application or consent of such Loan Party and the appointment continues undischarged or unstayed for sixty (60) calendar days; (v) any proceeding under any Debtor Relief Law relating to any Loan Party to all or any material part of its property is instituted without the consent of such Loan Party and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or (vi) any Loan Party shall take any action to authorize any of the actions set forth above in this Section 6.01(i); or

(j) there is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $[***], and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(k) either Loan Party shall fail to have an Independent Director at any time; or

(l) Administrative Agent ceases to have a first priority perfected Lien in any Collateral; or

(m) any event or condition shall occur that results in or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect; then, and in any such event, and subject to Section 6.02, Administrative Agent shall at the request of, or may with the consent of, the Required Lenders (i) declare the commitment of each Lender, if any, to make the Loan to be terminated, whereupon such commitments and obligation shall be terminated; (ii) declare the Loan, all accrued interest thereon, the Makewhole Amount, if any, all fees and all other accrued amounts payable under this Agreement and the other Margin Loan Documentation to be forthwith due and payable, whereupon the Loan, all such interest and fees and all such other amounts hereunder and under the Margin Loan Documentation shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of any event in Section 6.01(i), (x) the Loan, all accrued interest and all accrued other amounts payable, including fees, under this Agreement and under the other Margin Loan Documentation shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party and (y) the obligation of each Lender to make any loans, if any, shall automatically be terminated; and (iii) exercise any other rights and remedies under the Margin Loan Documentation, at law or in equity. The Loan Parties will be responsible for any decrease in the value of the Collateral occurring prior to liquidation.

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6.02 Exercise of Remedies by Lenders.

(a) Notwithstanding anything to the contrary in this Agreement, including Section 6.01, but without limiting the obligations of each Lender to indemnify Administrative Agent for fees, expenses and other amounts under the Margin Loan Documentation (including without limitation, Sections 2.12(c) and 8.04(c)), any Lender (or Financial Group) that is a Qualified Lender when an Event of Default occurs may (i) declare the Loan held by such Lender (or Financial Group), all accrued interest thereon, all fees and all other accrued amounts payable to such Lender under this Agreement and the other Margin Loan Documentation to be forthwith due and payable, (ii) redeem the OpCo Units allocated to such Lender, (iii) foreclose on the Collateral held in or credited to its Collateral Account, and (iv) exercise other rights and remedies related to the Collateral held in or credited to its Collateral Account under the Margin Loan Documentation, at law or in equity. Upon acceleration by a Qualified Lender of its Loan in accordance with clause (a)(i) above, any Lender may declare the Loan held by such Lender, all accrued interest thereon, all fees and all other accrued amounts payable to such Lender under this Agreement and the other Margin Loan Documentation to be forthwith due and payable, foreclose on its portion of the Collateral, and exercise other rights and remedies related to its portion of the Collateral.

(b) Amounts received by a Lender in exercising its rights and remedies with respect to the Collateral shall be applied in the following order: (i) to any fees, costs, expenses and indemnities payable by a Loan Party to Administrative Agent under the Margin Loan Documentation; (ii) to any costs, expenses and indemnities payable by a Loan Party to such Lender under the Margin Loan Documentation; (iii) to any accrued and unpaid interest and fees due to such Lender under this Agreement; (iv) to principal payments on the outstanding Loan held by such Lender; and (v) to the extent of any excess, to Administrative Agent to be applied in accordance with Section 2.14(c).

(c) The provisions of this Section 6.02 shall not limit the proviso in the last paragraph of Section 6.01 and are solely for the benefit of the Lender Parties, and the Loan Parties shall not have any rights as a third party beneficiary of any of such provisions.

6.03 VCF II Pledge. Notwithstanding anything to the contrary in this Agreement or any other Margin Loan Documentation but without limiting any Lender Party’s rights or remedies under any Margin Loan Documentation, at law or in equity, each Lender Party agrees that it shall use commercially reasonable efforts not to foreclose on the Collateral granted by VCF II unless it has commenced exercising rights or remedies with respect to the Collateral granted by Borrower; provided that in the event a Lender Party fails to use such commercially reasonable efforts, the liability of such Lender Party shall be limited to (i) applying proceeds realized from the Collateral granted by Borrower to the Obligations prior to applying proceeds realized from the Collateral granted by VCF II and (ii) if there is any surplus after all Obligations have been paid in full, return such surplus to VCF II first, unless such surplus exceeds amount realized from the Collateral granted by VCF II. Each Loan Party expressly agrees to the foregoing arrangement, and each Lender Party shall be fully protected by the Loan Parties in taking (or not taking) any actions contemplated in the foregoing.

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Article VII.
ADMINISTRATIVE AGENT

7.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as Administrative Agent hereunder and under the other Margin Loan Documentation, and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Administrative Agent is acting solely in a ministerial and administrative capacity on behalf of the Lenders and shall not have any duties or obligations except those expressly set forth in the Margin Loan Documentation. In performing its functions and duties hereunder, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards any fiduciary duty, trust or implied duty of good faith or fair dealing with or for any Loan Party. Nothing in this Agreement shall require Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. Upon request of Administrative Agent, each Lender agrees to promptly provide Administrative Agent with such information related to a Collateral Account or any Collateral subject to the control of such Lender. The provisions of this Article are solely for the benefit of the Lender Parties, and no Loan Party shall have any rights as a third-party beneficiary of any of such provisions.

7.02 Rights as a Lender. If the Person serving as Administrative Agent hereunder also acts as a Lender hereunder, it shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with a Loan Party or other Affiliate (including Issuer and OpCo) thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders. In not event shall Administrative Agent be deemed to have assumed any obligation or relationship of agency or trust with any Lender or any other Person, or be deemed to have liability or responsibility for the performance of any obligations by any other party to any Margin Loan Documentation.

7.03 Exculpatory Provisions.

(a) Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Margin Loan Documentation. Without limiting the generality of the foregoing, Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default exists or an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Margin Loan Documentation that Administrative Agent is required to exercise, and shall be fully protected in so acting or refraining from acting upon the written instructions of the Required Lenders, provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Margin Loan Documentation or applicable Law; or

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(iii) shall not, except as expressly set forth herein and in the other Margin Loan Documentation, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates (including Issuer or OpCo) that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

Administrative Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to Administrative Agent by a Loan Party or a Lender.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Margin Loan Documentation, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms, conditions, or provisions set forth herein or in any of the other Margin Loan Documentation, or as to the use of the proceeds of the Loan, or as to the existence or possible existence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Margin Loan Documentation or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

7.04 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loan, which by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of the Loan. Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Administrative Agent shall be fully protected in acting or refraining from acting under this Agreement or any other Margin Loan Documentation in accordance with a request or consent of the Required Lenders, and such request, and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

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7.05 Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Margin Loan Documentation by or through any one or more agents, sub-agents, affiliates or employees appointed by Administrative Agent. Administrative Agent and any such agents, sub-agent, affiliates or employees may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such agents, sub-agents, affiliates or employees and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the Margin Loan Documentation, as well as activities as an Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

7.06 Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor, (which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York). If no such successor shall have been so appointed by Required Lenders or an appointed successor does not accept such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if Administrative Agent shall notify Borrower and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Margin Loan Documentation (except that if any Collateral is then held by Administrative Agent on behalf of Lenders under this Agreement or any of the Margin Loan Documentation, the retiring Administrative Agent shall continue to hold such Collateral for the benefit of the Lenders and shall retain any applicable rights in respect thereof until a successor Administrative Agent is appointed and accepts such appointment, it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action with respect to the maintenance or perfection of any lien or security interest in such Collateral), and (b) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Margin Loan Documentation (if not already discharged therefrom as provided above in this Section). After the retiring Administrative Agent’s resignation hereunder and under the other Margin Loan Documentation, the provisions of this Article VII and Section 8.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents, and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

7.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, performed its own analysis and made its own decision (credit, legal and otherwise) to enter into this Agreement, any other Margin Loan Documentation or any related agreement or any document furnished hereunder or thereunder. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to perform its own analysis and make its own decisions (credit, legal and otherwise) in taking or not taking action under or based upon this Agreement, any other Margin Loan Documentation or any related agreement or any document furnished hereunder or thereunder. Each Lender further agrees that Administrative Agent shall not be under any obligation to provide it with any credit or other information concerning any Loan Party or any of its Affiliates that may come into the possession of Administrative Agent or any of its Affiliates.

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7.08 No Other Duties. Anything herein to the contrary notwithstanding, Administrative Agent shall not have any powers, duties or responsibilities under this Agreement or any of the other Margin Loan Documentation, except in its capacity, as applicable, as Administrative Agent hereunder or thereunder. Administrative Agent shall not be deemed to have any duties or obligations except those expressly set forth in this Agreement or the other Margin Loan Documentation, and such duties shall be deemed purely ministerial and administrative in nature.

7.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to a Loan Party, Administrative Agent (irrespective of whether the principal of the Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on such Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other obligations that are owing and unpaid to Administrative Agent or any other Lender Parties under the Margin Loan Documentation and to file such other documents as may be necessary or advisable in order to have the claims of the Lender Parties and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lender Parties and Administrative Agent and their respective agents and counsel and all other amounts due Lender Parties and Administrative Agent under the Margin Loan Documentation) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender Party to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lender Parties, to pay to Administrative Agent any amount due Administrative Agent under the Margin Loan Documentation.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender Party any plan of reorganization, arrangement, adjustment or composition affecting the obligations owed by any Loan Party hereunder or the rights of any Lender Party to authorize Administrative Agent to vote in respect of the claim of any Lender Party in any such proceeding.

7.10 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

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(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iii) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Margin Loan Documentation or any documents related hereto or thereto). Each Lender acknowledges and agrees that Administrative Agent is relying on the representations and covenants set forth in this Section in entering into and performing its obligations under the Margin Loan Documentation.

7.11 Erroneous Payments.

(a) If Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from Administrative Agent) received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent pending its return or repayment as contemplated below in this Section 7.11 and held in trust for the benefit of Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as Administrative Agent may, in its sole discretion, specify in writing), return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. Each Payment Recipient irrevocably agrees to return any Erroneous Payment in accordance with the terms hereof, and shall not assert any defense, counterclaim or offset with respect to its obligation to do so.

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(b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 7.11(b).

For the avoidance of doubt, the failure to deliver a notice to Administrative Agent pursuant to this Section 7.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.11(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Margin Loan Documentation, or otherwise payable or distributable by Administrative Agent to such Lender or Issuing Bank under any Margin Loan Documentation with respect to any payment of principal, interest, fees or other amounts, against any amount that Administrative Agent has demanded to be returned under immediately preceding clause (a).

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(d) The parties hereto agree that (x) irrespective of whether Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Margin Loan Documentation with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower; provided that this Section 7.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from, or on behalf of (including through the exercise of remedies under any Margin Loan Documentation), Borrower for the purpose of a payment on the Obligations.

To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 7.11 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Margin Loan Documentation.

Article VIII.
MISCELLANEOUS

8.01 Amendments, Etc. Except specified otherwise herein or in any other Margin Loan Documentation, no amendment or waiver of any provision of this Agreement or any other Margin Loan Documentation, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing and signed by Required Lenders, the applicable Lender Party, and the Loan Parties, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 3.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 6.01) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Margin Loan Documentation for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Margin Loan Documentation without the written consent of each Lender directly affected thereby;

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(d) reduce the principal of, or the rate of interest specified herein on, the Loan, or any fees or other amounts payable hereunder or under any other Margin Loan Documentation without the written consent of each Lender directly affected thereby; provided, however, that only the consent of Required Lenders shall be required to adjust the Default Rate or to waive any obligation of Borrower to pay interest at such rate;

(e) (i) change Section 2.16 without the written consent of each Lender; or (ii) change Section 6.02 without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g) release a substantial portion of the Collateral without the written consent of each Lender, except as permitted herein;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Margin Loan Documentation. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

8.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, to:

c/o Viking Cake BR, LLC

Viking Cake Fuel, LLC or Viking Cake Fuel II, LLC

Attn: Bryan Pereboom

Telephone No.: [***]

Email: [***]

(ii) if to Administrative Agent, to:

JPMorgan Chase Bank, N.A.

SEF Trading

383 Madison Avenue

New York, NY 10179

Attn: Jeff Davidovitch

Telephone No.: [***]

Facsimile No.: [***]

E-mail: [***]

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(iii) if to any Lender, to it at its address (or telecopier number) as set forth in Schedule I hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given (x) other than in the case of a Collateral Call Notice, during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient; or (y) in the case of a Collateral Call Notice, by 8:00 p.m. on any Scheduled Trading Day, shall be deemed to have been given at the opening of business on the next Scheduled Trading Day). Notices and other communications given through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Administrative Agent may, in its sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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(c) Change of Address, Etc. Each of the Loan Parties and Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower and Administrative Agent. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d) Reliance by Lender Parties. The Lender Parties shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, each other Lender Party and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

8.03 No Waiver; RemediesNo failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder or under any other Margin Loan Documentation shall operate as a waiver thereof nor shall the single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Administrative Agent and such Lender Party hereunder are cumulative and not exclusive of any remedies provided by Law. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender Party to any other or further action in any circumstances without notice or demand.

8.04 Costs and Expenses; Indemnification; Damage Waiver.

(a) Costs and Expenses. Borrower shall pay (i) all reasonable expenses incurred by the Lenders, Administrative Agent and its respective Affiliates, including the reasonable fees, charges and disbursements of counsel for Administrative Agent, in connection with the preparation and execution of this Agreement and the other Margin Loan Documentation, (ii) all reasonable out-of-pocket expenses incurred by the Lenders, Administrative Agent and its respective Affiliates, including reasonable fees, charges, and disbursements of counsel thereof, in connection with the administration of this Agreement and the other Margin Loan Documentation and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including, without limitation, the reasonable costs and expenses of appraisals, field examinations, collateral reviews and monitoring, and insurance and legal evaluations, and (iii) all fees and expenses incurred by the Lenders and Administrative Agent, including the fees, charges and disbursements of any counsel for the Lenders, Administrative Agent and their respective Affiliates in connection with the enforcement or protection of their rights in connection with this Agreement and the other Margin Loan Documentation, including their rights under this Section, or in connection with the Loans made hereunder, including all such fees and expenses incurred during any workout, restructuring or negotiations in respect of such Loans (including the appointment of advisors for the Lenders or at the direction of the Lenders for any Loan Party).

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(b) Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each other Lender Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party or any Related Party of any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Margin Loan Documentation or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its respective Related Parties only, the administration of this Agreement and the other Margin Loan Documentation, (ii) the Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any Related Party of any Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 8.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of Lenders under this Subsection (c) are subject to the provisions of Section 2.14(c). In addition, each Lender agrees to pay to Administrative Agent such Lender’s Ratable Share (determined as of the time that the applicable payment is sought) of all out-of-pocket expenses incurred by Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Margin Loan Documentation or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Margin Loan Documentation or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan, or the use of the proceeds thereof. No Indemnitee referred to in Subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Margin Loan Documentation or the transactions contemplated hereby or thereby.

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(e) Hedging Costs. After the occurrence of an Event of Default, Borrower shall pay, on demand, each Lender’s or its Affiliates’ costs, charges, losses (including market losses), fees, expenses, Taxes or duties of any kind (including, for these purposes, a reduction in rebate received by such Lender in respect of its own borrowing of securities) in connection with its (i) Loan or (ii) acquisition, establishment, re-establishment, substitution, maintenance, unwinding or disposition of, or realization or recovery of the proceeds of, or any part thereof, any transaction(s), position(s) or asset(s) that such Lender deems necessary (in its sole discretion) to hedge the market risk of the Collateral Shares, with respect to each hedge entered into after the occurrence of an Event of Default, in each case regardless of whether such funding is obtained from third parties, an Affiliate of such Lender or such Lender’s internal sources.

(f) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(g) Survival. The agreements in this Section shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations and shall survive notwithstanding the termination of this Agreement.

8.05 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any other Lender Party, or Administrative Agent or any other Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred or such payment had not been applied, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

8.06 Assignments and Participations.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender. Any Lender may, with the prior written consent of Administrative Agent and Borrower (not to be unreasonably withheld, delayed or conditioned and Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof), assign to any Person (other than a natural person, a Loan Party or any of a Loan Party’s Affiliates (including Issuer or OpCo)) all or a portion of its rights and obligations under this Agreement (including, but not limited to, all or a portion of the Loan); provided, however, that (i) no consent from Administrative Agent or Borrower shall be required if a Lender assigns all or any portion of its obligations to any other Lender, Administrative Agent or any Affiliate thereof, and (ii) no consent from Borrower shall be required if an Event of Default shall have occurred and is continuing. The parties to each such assignment shall execute and deliver to Administrative Agent, the Assignment and Assumption, whereupon such assignee, to the extent of the assigned interest, shall be a “Lender” hereunder. An assignee of a Qualified Lender shall not become a Qualified Lender unless it independently qualifies as such under the definition of “Qualified Lender”.

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(b) Except in the case of an assignment to a Lender or an Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement or if an Event of Default shall have occurred hereunder, the Commitment or Loans of the assigning Lender being assigned to such assignee pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000, unless Administrative Agent otherwise consents.

(c) Subject to notice to, acceptance (if applicable) and recording thereof by Administrative Agent, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.14 and 8.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with Sections 8.06(a) to (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (g) of this Section.

(d) Upon its receipt of the Assignment and Assumption executed by an assignor and an assignee, Administrative Agent shall record the information contained therein in the Register and give prompt notice thereof to Borrower.

(e) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in New York, New York, a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the Commitment of, and principal amounts of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(f) Any Lender may at any time, without the consent of, or notice to, any Loan Party or Administrative Agent, sell participations to any Person (other than a natural person or a Loan Party or any of its Affiliates (including Issuer or OpCo)) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment or the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Loan Party, Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 8.01 that affects such Participant. Subject to Subsection (g) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.14 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Margin Loan Documentation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under the Margin Loan Documentation) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as administrative agent) shall have no responsibility for maintaining a Participant Register.

(g) A Participant shall not be entitled to receive any greater payment under Sections 2.11 and 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.11 unless such Participant agrees, for the benefit of Borrower, to comply with Section 2.11(e) as though it were a Lender.

(h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.06 and subject to the provisions of Section 8.12, disclose to the assignee or participant or proposed assignee or participant any information relating to any Loan Party or any of its Affiliates (including Issuer or OpCo) furnished to such Lender by or on behalf of such Loan Party.

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(i) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

8.07 Governing Law; Submission to Jurisdiction.

(a) Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or otherwise relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. Each Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court of the Southern District of the State of New York, and all appropriate appellate courts or, if jurisdiction in such court is lacking, any New York State court of competent jurisdiction sitting in New York (and all appropriate appellate courts), in any action or proceeding arising out of or relating to this Agreement or any other Margin Loan Documentation, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Margin Loan Documentation shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Margin Loan Documentation against any Loan Party or the properties of either such party in the courts of any jurisdiction.

(c) Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Margin Loan Documentation in any court referred to in Subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02(a). Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

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(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.07(e).

8.08 Severability. In case any provision in this Agreement or any other Margin Loan Documentation shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement or such other Margin Loan Documentation, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.09 Counterparts; Integration; Effectiveness; Electronic Execution; Securities Contract.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Margin Loan Documentation, and any separate letter agreements with respect to fees payable to Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article III, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Margin Loan Documentation and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Margin Loan Documentation and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Margin Loan Documentation or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Margin Loan Documentation and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Administrative Agent has agreed to accept any Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Administrative Agent, the Lenders, and any Loan Party, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Margin Loan Documentation and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Margin Loan Documentation and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Margin Loan Documentation and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Margin Loan Documentation and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Related Party of any Lender for any liabilities arising solely from Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

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(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) Each Loan Party and the Lender Parties acknowledge that this Agreement and the other Margin Loan Documentation constitute a “margin loan” and a “securities contract” within the meaning of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or thereunder or contemplated hereby or thereby or made, required to be made or contemplated in connection herewith or therewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Sections 362(b)(6), (7), (17) or (27) and Sections 546(e), (f), (g) and (j) of the Bankruptcy Code. The parties further acknowledge that this Agreement and the other Margin Loan Documentation are a “master netting agreement” within the meaning of the Bankruptcy Code.

8.10 Survival of Representations. All representations and warranties made hereunder and in any other Margin Loan Documentation or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each other Lender Party, regardless of any investigation made by Administrative Agent or any other Lender Party or on their behalf and notwithstanding that Administrative Agent or any other Lender Party may have had notice or knowledge of any Default or Event of Default at the time of making the Loan, and shall continue in full force and effect as long as the Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

8.11 Interest Rate Limitation. Notwithstanding anything to the contrary contained in the Margin Loan Documentation, the interest paid or agreed to be paid under any Margin Loan Documentation shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

8.12 Confidentiality. Subject to Section 5.01(b), Administrative Agent and the other Lender Parties agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its branches and its Affiliates and to its Related Parties and its respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Margin Loan Documentation or any action or proceeding relating to this Agreement or any other Margin Loan Documentation or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) (including its advisors and credit insurers, reinsurers and brokers) to any swap, prime brokerage, derivative, securities lending, margin financing or insurance transaction under which payments are to be made by reference to the Issuer, the Collateral Shares, any Loan Party and its obligations, this Agreement or payments hereunder (including any hedging transactions referenced in Section 8.04(e)); (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or its business or the Loan or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Administrative Agent or Lender in connection with the administration of this Agreement, the other Margin Loan Documentation, and the Loan.

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For purposes of this Section, “Information” means all information received from any Loan Party relating to a Loan Party or its business, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified at the time of delivery is confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing in this Section 8.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 8.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

8.13 No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Margin Loan Documentation), Each Loan Party acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by Administrative Agent and the other Lender Parties are arm’s-length commercial transactions between such Loan Party and its Affiliates (including Issuer or OpCo), on the one hand, and Administrative Agent and its Affiliates and the other Lender Parties, on the other hand, (ii) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Margin Loan Documentation; (b)(i) Administrative Agent and each other Lender Party is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Loan Party or any of its Affiliates (including Issuer or OpCo), or any other Person and (ii) Administrative Agent and the other Lender Parties have no any obligation to any Loan Party or any of its Affiliates (including Issuer or OpCo) with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Margin Loan Documentation; and (c) Administrative Agent, its Affiliates and the other Lender Parties may be engaged in a broad range of transactions that involve interests that differ from those of such Loan Party and its Affiliates (including Issuer or OpCo), and Administrative Agent and the other Lender Parties have no obligations to disclose any of such interests to any Loan Party or any of its Affiliates (including Issuer or OpCo). To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against Administrative Agent or its Affiliates or any other Lender Party with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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8.14 Right of Setoff. If an Event of Default shall have occurred and be continuing, Administrative Agent and each other Lender Party, and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by Administrative Agent or Lender Party or any such Affiliate, to or for the credit or the account of a Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Margin Loan Documentation to Administrative Agent or Lender Party or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Margin Loan Documentation and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of Administrative Agent or Lender Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender Party or its Affiliates may have. Each Lender Party agrees to notify each Loan Party and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

8.15 Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to any Lender Party under this Agreement or any other Margin Loan Documentation or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, each Loan Party agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following such Lender Party’s receipt of any sum adjudged in the Judgment Currency, such Lender Party, may purchase Dollars with the Judgment Currency, and (b) to indemnify and hold harmless such Lender Party against any deficiency in terms of Dollars in the amounts actually received by such Lender Party following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of such Loan Party separate and independent from its other obligations hereunder, shall apply irrespective of any indulgence granted by any Lender Party, and shall survive the termination of this Agreement.

8.16 Headings Descriptive. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

8.17 USA PATRIOT Act Notice. Each Lender Party that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender Party or Administrative Agent, as applicable, to identify such Loan Party in accordance with the Act. Each Loan Party agrees to promptly provide any Lender Party or Administrative Agent with all of the information requested by such Person to the extent such Person deems such information reasonably necessary to identify such Loan Party in accordance with the Act.

8.18 Entire Agreement. This Agreement and the other Margin Loan Documentation constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.

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8.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Margin Loan Documentation or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Margin Loan Documentation, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Margin Loan Documentation; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

8.20 QFC Stay Rules. To the extent that the Margin Loan Documentation provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Margin Loan Documentation and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Margin Loan Documentation that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Margin Loan Documentation were governed by the laws of the United States or a state of the United States.

(b) As used in this Section, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

LOAN PARTIES:

Viking Cake fuel, llc,
as Borrower

By:	/s/ Bryan Pereboom
Name:	Bryan Pereboom
Title:	Co-Chief Executive Manager

Viking Cake fuel II, llc,
as Pledgor

By:	/s/ Daniel Brand
Name:	Daniel Brand
Title:	Co-Chief Executive Manager

[Additional signature pages follow]

Signature Page to Margin Loan Agreement

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Jeffrey Davidovitch
Name:	Jeffrey Davidovitch
Title:	Managing Director

[Additional signature pages follow]

Signature Page to Margin Loan Agreement

LENDER:
JPMORGAN CHASE BANK, N.A.

By:	/s/ Jeffrey Davidovitch
Name:	Jeffrey Davidovitch
Title:	Managing Director

Signature Page to Margin Loan Agreement

SCHEDULE I

LENDER INFORMATION

Lender	Commitment	Ratable Share	Lending Office
JPMORGAN CHASE BANK, N.A.	$62,850,130.09	100%	383 Madison Avenue New York, NY 10179

Aggregate Commitments	$62,850,130.09	100%

Exhibit A to Margin Loan Agreement
A-1

EXHIBIT A

FORM OF PLEDGE AGREEMENT

[attached]

Exhibit A to Margin Loan Agreement
A-2

EXHIBIT B

FORM OF CONTROL AGREEMENT

[attached]

Exhibit B to Margin Loan Agreement
B-1

EXHIBIT C

FORM OF ISSUER CONSENT

[attached]

Exhibit C to Margin Loan Agreement
C-1

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Margin Loan Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Margin Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Margin Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Margin Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Facility and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Margin Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. Assignor hereby agrees, with respect to any claim, suit, cause of action and any other right of the Assignor referenced in clause (ii) above that cannot be assigned under applicable Law, to enforce such claim, suit, cause of action and/ or other right, as the case may be, on behalf of at the request and expense of, Assignee.

1.	Assignor:

2.	Assignee:

3.	Borrower:	[SPV]

4.	Administrative Agent:	[______________], as Administrative Agent under the Margin Loan Agreement.

5.	Margin Loan Agreement:	The Margin Loan Agreement dated as of [DATE] among [SPV], Lenders parties thereto, and [__________], as administrative agent.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[1]	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

7.	Interest in the applicable Collateral Account assigned:

[________]% of each Collateral Account

[8.	Trade Date:	______________][3]

[Page break]

[1]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit D to Margin Loan Agreement
D-1

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and Accepted:

[__________________], as Administrative Agent

By:
Name:
Title:]

[Consented to and Accepted:

[VIKING CAKE FUEL, LLC],
as Borrower

By:
Name:
Title:

Exhibit D to Margin Loan Agreement
D-2

ANNEX 1 to Assignment and Assumption Agreement

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Margin Loan Agreement or any other Margin Loan Documentation, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Margin Loan Documentation or any collateral thereunder, (iii) the financial condition of Borrower or Affiliates (including Issuer and OpCo) or any other Person obligated in respect of the Margin Loan Documentation or (iv) the performance or observance by Borrower, any of its Affiliates (including Issuer and OpCo) or any other Person of any of their respective obligations under the Margin Loan Documentation.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Margin Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 8.06(a) of the Margin Loan Agreement (subject to such consents, if any, as may be required under Section 8.06(a) of the Margin Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Margin Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Margin Loan Documentation, and such other reports, documents and information as it has deemed appropriate to perform its own analysis and to make its own decision (credit, legal or otherwise) to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Margin Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to perform its own analysis and to make its own decisions (credit, legal or otherwise) in taking or not taking action under the Margin Loan Documentation, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Margin Loan Documentation are required to be performed by it as a Lender. Without limiting the foregoing, Assignee acknowledges that it has conducted to its satisfaction, its own independent investigation of the condition, operations and business of Borrower and, in making its determination to proceed with the transactions contemplated by the Assignment and Assumption, Assignee has relied on the results of its own independent investigation. In connection therewith, Assignee is not relying on any documents provided to it by Assignor (including any document created or generated by Assignor for its purposes), other than the Margin Loan Documentation.

Assignee will not, without the prior written consent of Assignor, disclose any confidential information with respect to Assignor furnished to it under this Agreement or otherwise, except as may be required to comply with any applicable Law or the request of any regulatory body (including, but not limited to, any self-regulatory organization) having jurisdiction over Assignee or pursuant to legal process or otherwise as required in connection with litigation (and Assignee agrees that it will, to the extent reasonably practicable and if permitted by applicable Law, give Assignor prior notice of such disclosure reasonably sufficient to permit Assignor to contest such disclosure).

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D to Margin Loan Agreement
D-3

EXHIBIT E

FORM OF LOAN NOTICE

JPMorgan Chase Bank, N.A.

SEF Trading

383 Madison Avenue

New York, NY 10179

Attn: Jeff Davidovitch

Telephone No.: (212) 834-3427

Facsimile No.: (917) 849-1663

E-mail: SEFP_NY@jpmorgan.com

[Date]

Ladies and Gentlemen:

The undersigned, Viking Cake Fuel, LLC (“Borrower”), refers to the Margin Loan Agreement dated [DATE] (as from time to time amended, the “Margin Loan Agreement,” the terms defined therein being used herein as therein defined), among Borrower, [____________], as Administrative Agent, and Lenders party thereto and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Margin Loan Agreement, that the undersigned hereby requests a Loan under the Margin Loan Agreement, and in that regard sets forth below the information relating to the Loan (the “Proposed Borrowing”) as required by Section 2.02(a) of the Margin Loan Agreement:

(i)	The Business Day of the Proposed Borrowing is ___________ __, ____.

(ii)	The amount of the Proposed Borrowing is $_____________.

(iii)	The account to which proceeds of the Proposed Borrowing should be deposited is ____________.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(A) each of the representations and warranties contained in Article IV of the Margin Loan Agreement and in the other Margin Loan Documentation shall be true and correct in all material respects (provided that any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the date of the Loan as if made on such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(B) no event shall have occurred, or would result from the Loan or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default; and

(C) Borrower is not requesting a Loan in anticipation of any adverse event that may occur based on MNPI with respect to the Shares or the Issuer.

Very truly yours,

Viking Cake Fuel, LLC,

By:
Name:
Title:

Exhibit E to Margin Loan Agreement
E-1

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

[DATE][4]

JPMorgan Chase Bank, N.A.

SEF Trading

383 Madison Avenue

New York, NY 10179

Attn: Jeff Davidovitch

Telephone No.: (212) 834-3427

Facsimile No.: (917) 849-1663

E-mail: SEFP_NY@jpmorgan.com

Re: Margin Loan Agreement

Ladies and Gentlemen:

This Compliance Certificate is executed and delivered by Viking Cake Fuel, LLC, a Delaware limited liability compan] (“Borrower”) to JPMorgan Chase Bank, N.A. (“Administrative Agent”), pursuant to Section 5.01(b)(i) of that certain Margin Loan Agreement, dated as of [DATE] (as the same may be amended, supplemented or otherwise modified and in effect from time to time, the “Margin Loan Agreement”), entered into by and among Borrower, Administrative Agent, [________________], and each other lender from time to time party thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Margin Loan Agreement.

CERTIFICATION

In accordance with Section 5.01(b)(i) of the Margin Loan Agreement, the undersigned Responsible Officer of a Loan Party, hereby represents and certifies to Administrative Agent that:

[PLEASE SELECT ONE]

[   ] All of the assets and liabilities of the undersigned Loan Party are set forth on Exhibit A hereto.

[   ] The undersigned Loan Party has (x) no assets other than the Collateral Shares and (y) no Debt other than Debt under the Margin Loan Documentation.

[4]	NTD: To be delivered within five Business Days after the end of each calendar quarter.

Exhibit F to Margin Loan Agreement
F-1

This Compliance Certificate is executed as of the date first written above. The undersigned Responsible Officer hereby certifies, on behalf of the undersigned Loan Party, as of the date hereof each and every matter contained herein to be true and correct.

[Viking Cake Fuel, LLC] [Viking Cake Fuel II, LLC]

By:
Name:
Title:

Exhibit F to Margin Loan Agreement
F-2